As filed with the Securities and Exchange Commission on March 31, 2006
Registration No. 333-130785

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UPSNAP, INC.
(Name of small business issuer in its charter)

Nevada	7375	20-0118697
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
134 Jackson Street, Suite 203, P.O. Box 2399
Davidson, North Carolina 28036
(704) 895-4121
(Address and telephone number of principal executive offices)
____________________________________________________________________________________
Tony Philipp Chief Executive Officer and President 134 Jackson Street, Suite 203, P.O. Box 2399 Davidson, North Carolina 28036 (704) 895-4121

(Names, addresses and telephone numbers of agents for service)
with a copy to:
Gregory Katz, Esq.
Lou Bevilacqua, Esq.
Thelen Reid & Priest LLP
875 Third Avenue
New York, NY 10022-6225
(212) 603-2000
_________________________________________________________________________________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value (3)	3,045,394	$1.55	$4,720,361	$505
Shares of common stock issuable upon exercise of Series A warrants with an exercise price of $1.50 (4)	2,384,668	$1.55	$3,696,235	$396
Shares of common stock issuable upon exercise of Series B warrants with an exercise price of $1.10 (4)	2,200,000	$1.55	$3,410,000	$365
Shares of common stock issuable upon exercise of warrants with an exercise price of $0.90 (4)	560,000	$1.55	$868,000	$93
Total	8,190,062		$12,694,596	$1359 (5)
(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on March 29, 2006.
(3) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.
(4) Represents shares of the Registrant’s common stock being registered for resale that may be acquired upon the exercise of warrants issued to the selling stockholders named in this registration statement.
(5) $2,191 was previously paid in connection with the filing of a registration statement on December 30, 2005 which was withdrawn on February 7, 2006.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with |the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated March 31, 2006

UPSNAP, INC.

8,190,062 Shares of Common Stock

This prospectus relates to 8,190,062 shares of common stock of UpSNAP, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. The shares consist of 3,045,394 shares of our common stock held by certain of the selling stockholders and 5,144,668 shares underlying warrants held by certain of the selling stockholders. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “UPSN.OB”. The closing sales price for our common stock on March 29, 2006 was $1.55 per share, as reported on the OTC Bulletin Board. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Investing in the shares being offered pursuant to this prospectus involve a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 7, when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March , 2006.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	7
FINANCIAL RISKS	7
Our business is difficult to evaluate because we have a limited operating history.	7
We will need to raise additional financing in the foreseeable future to fund our operations. Additional financing may not be available to us on favorable terms or at all.	7
We anticipate that our results of operations may fluctuate significantly from period to period due to factors that are outside of our control.	7
We may have liabilities resulting from predecessor business operations that could have an adverse effect on us.	8
BUSINESS RISKS	8
We are dependent upon our executive officers, managers and other key personnel, without whose services our prospects would be severely limited.	8
The mobile search engine market in which we operate is subject to intense competition and we may not be able to compete effectively.	8
We need to significantly expand our distribution channels. Since we are basically doing this from scratch, it will be very difficult.	8
We plan to build our business through merger with or acquisition of existing technology companies but may not be successful in finding merger or acquisition partners.	8
Our intellectual property and other proprietary rights are valuable, and any inability to protect them could adversely affect our business and results of operations; in addition, we may be subject to infringement claims by third parties.	8
In order to be successful and profitable we must grow rapidly. We expect that rapid growth will put a large strain on our management team and our other resources. We may not have sufficient resources to manage this growth effectively.	9
Changes in the way information is broadcast over the internet could have an immediate and damaging effect on our business.	9
Some of our existing stockholders can exert control over us and may not make decisions that are in the best interests of all stockholders	9
MARKET RISKS	9
A limited public market exists for the trading of our securities.	9
We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in us.	10
A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.	10
Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.	10
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DIVIDEND POLICY	11
MARKET FOR OUR COMMON STOCK and related stockholder matters	11
PLAN OF OPERATION	12
BUSINESS	14
MANAGEMENT	17
DESCRIPTION OF PROPERTY	18
EXECUTIVE COMPENSATION	19
LEGAL PROCEEDINGS	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
CHANGE IN ACCOUNTANTS	20
SELLING STOCKHOLDERS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
DESCRIPTION OF CAPITAL STOCK	25
SHARES ELIGIBLE FOR FUTURE SALE	26
PLAN OF DISTRIBUTION	26
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND MORE INFORMATION	29

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “UpSNAP,” “we,” “us,” or “our,” are references to the combined business of UpSNAP, Inc. and its wholly-owned subsidiary, UpSNAP USA, Inc. or UpSNAP USA. The terms “UpSNAP,” “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities and Exchange Act of 1934, as amended.

The Company

Our Business Generally

We are a development stage company that is building the first cellular specific directory listings and entertainment platform provided by paid listings and premium services. Our search engine helps consumers find merchants and local services instantly. On January 6, 2006, we completed the acquisition of substantially all of the assets of XSVoice. XSVoice was a Nashville-based wireless platform and application developer that, through its proprietary SWInG (Streaming Wireless Internet Gateway) technology, enables mobile access to virtually any type of audio content, including Internet-based streaming audio, radio, television, satellite and other audio source. With XSVoice’s technology, carrier distribution channels and premium content provider relationships, wireless users can access a continuously growing array of streaming, mobile-oriented information and entertainment services.

Currently, mobile consumers must load up a WAP, or wireless application protocol, to browse web sites, or pay as much as $2.50 for 411 information directory services. We solve this problem by using text messaging to connect consumers to paying advertisers, free of charge. Our patent-pending technology combines a highly flexible search and command language with a rich multi-media Voice over Internet Protocol, or VoIP, back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service.

Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services. We will also generate revenue through the sale of subscriptions and premium services.

From inception through 2004, UpSNAP USA has been primarily engaged in research and development. A beta version of our mobile search engine was released in November 2004. The mobile search engine went live in November 2005.

Background

We were incorporated under the name Manu Forti Group Inc. in the state of Nevada on July 25, 2003. Initially, our plan was to explore mineral property . However, we ceased those efforts in the summer of 2005. On November 15, 2005, we completed a reverse acquisition transaction with UpSNAP USA, Inc., a Nevada corporation, that had been formed in April 2004. UpSNAP USA, Inc. is a mobile search engine company that helps consumers find merchants and local services instantly. In connection with the reverse acquisition transaction, UpSNAP USA, Inc. became our wholly-owned subsidiary and we changed our name from Manu Forti Group Inc. to UpSNAP, Inc.

We issued to the stockholders of UpSNAP USA 11,730,000 shares of our common stock, constituting 62.4% of our common stock, in exchange for all of the issued and outstanding capital stock of UpSNAP USA. UpSNAP USA thereby became our wholly-owned subsidiary and the former stockholders of UpSNAP USA became our controlling stockholders. The shares were issued to the stockholders of UpSNAP USA in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with UpSNAP USA as the acquirer and UpSNAP, Inc. as the acquired party. When we refer in this prospectus to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of UpSNAP USA.

Recent Capital Raising

In September and October of 2005, we completed a private placement in which we sold 2,384,668 shares of our common stock at a price of $0.90 per share for aggregate gross proceeds of $2,146,200 and issued series A warrants to purchase up to an additional 2,384,668 shares of our common stock at an exercise price of $1.50 per share. The Series A warrants expire in twelve months subject to earlier expiration under certain circumstances. The shares and warrants were offered and sold to investors in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 thereunder. Each of the investors qualified as an accredited investor as defined by Rule 501 under the Securities Act.

On October 31, 2005, we entered into a Debt Conversion Agreement with four holders of our notes having an aggregate principal amount plus accrued interest of $145,363. Under the Debt Conversion Agreement, we converted all of these notes and any accrued interest into our common stock at a rate of $0.50 per share. 290,726 shares of our common stock were delivered to the holders of the notes. The shares were offered and sold in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In October, 2005, we issued 1,500,000 series B warrants to purchase an equal number of shares of our common stock to Sundar Communications Group Inc. or Sundar Communications in consideration of the investor relations services provided by Sundar Communications. We also issued 700,000 series B warrants to ExecutivesCorner LLC giving them the right to purchase an equal number of shares in consideration of the investor relations services provided by ExecutivesCorner LLC. These warrants have an exercise price of $1.10 and expire in five years, subject to earlier expiration under certain circumstances. The warrants were offered and sold in reliance upon an exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In November 2005, we issued 370,000 shares of our common stock and 560,000 warrants to Viant Capital LLC, a registered broker-dealer, in consideration for services provided to us in connection with the reverse acquisition transaction. These warrants have an exercise price of $0.90 and expire in five years. The warrants were offered and sold to Viant Capital LLC in reliance upon the exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. Viant Capital LLC qualifies as an accredited investor as defined by Rule 501 under the Securities Act.

Pursuant to this prospectus, we are registering the shares sold in the above listed transactions for resale by the selling stockholders identified on pages 21-24. These shares may be offered by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. See “PLAN OF DISTRIBUTION” on page 27. We will not receive any portion of the proceeds from the resale of these shares, however, we will receive proceeds from the exercise of the warrants when and if the warrants are exercised. Our common stock is quoted on the OTC Bulletin Board under the symbol “UPSN.OB”.

The Offering

Common stock offered by selling stockholders	8,190,062 shares, including 5,144,668 shares underlying warrants
Common stock outstanding before the offering	21,151,324 shares (1)
Common stock outstanding after the offering	26,295,992 shares (2)
Proceeds to us
We will not receive proceeds from the resale of shares by the Selling Stockholders, however, we will receive proceeds if and when the warrants are exercised. We will use these proceeds for general corporate and working capital purposes.

(1)	Based on the number of shares outstanding as of March 29, 2006, not including 5,144,668 shares issuable upon exercise of various warrants to purchase our common stock.
(2)	Assumes the issuance of all shares offered hereby that are issuable upon exercise of warrants.

Risk Factors

Because we are a development stage company with a very limited history of operations, we are subject to many risks associated with early-stage companies. We are subject to numerous risks, including need of expanding our distribution channels and competition from established entities. Presently, we have limited cash and have no arrangements to additional funding which we anticipate we will need to increase our revenue and achieve profitability. For a more detailed discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Summary Financial Information

The following selected financial information is derived from the financial statements of UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.), UpSNAP, Inc. (formerly, Manu Forti Group Inc.) and XSVoice, Inc. appearing elsewhere in this prospectus. The data set forth below should be read in conjunction with “Plan of Operation” and our financial statements and the related notes included in this prospectus.

UPSNAP, INC. (formerly, Manu Forti Group Inc.)

Balance Sheets
	December 31, 2005 (Consolidated) (Unaudited)	September 30, 2005 (Audited)	March 31, 2005 (Audited)

Cash	$1,715,219	$1,305,318	$114,742

Total Assets	$1,772,715	$1,485,318	$119,742

Total Liabilities	$76,139	$150,048	$211,724

Total Stockholders’ Deficiency	$1,696,576	$1,335,270	$(91,982)

Statement of Operations
	Three Months Ended December 31, 2005 (Consolidated) (Unaudited)	Six Months Ended September 30, 2005 (Audited)	Year Ended March 31, 2005 (Audited)	Cumulative from Inception to December 31, 2005 (Consolidated) (Unaudited)

Revenue	$0	$0	$0	$0

Operating Expenses	$364,637	$43,125	$99,751	$550,697

Operating Income (Loss)	$(364,637)	$(43,125)	$(99,751)	$(550,697)

Net Income (Loss)	$(364,637)	$(43,125)	$(99,751)	$(550,697)

UPSNAP USA, INC. (formerly, UP2004SNAP, INC.)

Balance Sheets
	September 30, 2005 (Audited)	September 30, 2004 (Audited)

Cash	$175,611	$0

Total Assets	$178,611	$0

Total Liabilities	$214,672	$0

Total Stockholders’ Deficiency	$(36,061)	$0

Statement of Operations
	Year Ended September 30, 2005 (Audited)	Period from April 6, 2004 (Inception) to September 30, 2004 (Audited)	Cumulative from Inception to September 30, 2005 (Unaudited)

Revenue	$0	$0	$0

Operating Expenses	$158,586	$27,474	$186,060

Operating Income (Loss)	$(158,586)	$(27,474)	$(186,060)

Net Income (Loss)	$(158,586)	$(27,474)	$(186,060)

XSVOICE, INC.

Balance Sheets
	December 31, 2005 (Audited)	December 31, 2004 (Audited)

Cash	$12,737	$13,712

Total Assets	$362,115	$228,529

Total Liabilities	$1,389,209	$711,306

Total Stockholders’ Deficiency	$(1,027,094)	$(482,777)

Statement of Operations
	Year Ended December 31, 2005 (Audited)	Year Ended December 31, 2004 (Audited)

Revenue	$840,002	$419,920

Operating Expenses	$1,230,680	$2,201,728

Operating Income (Loss)	$(734,905)	$(2,120,758)

Net Income (Loss)	$(731,318)	$(1,998,845)

Additional Information

Our corporate headquarters are located at 134 Jackson Street, Suite 203, Davidson, North Carolina 28036. Our telephone number is (704) 895-4121. We maintain a website at www.upsnap.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, you could lose all or part of your investment.

Financial Risks

Our business is difficult to evaluate because we have a limited operating history.

From the inception of our operating subsidiary, UpSNAP USA, until December 31, 2005, UpSNAP USA has had accumulated net losses of $ 203,827. We are a high-risk development stage company with a limited operating history. We expect to continue to have net operating losses until we can build up our sales channel and implement our marketing efforts.

We expect to incur expenses associated with the expansion of our sales and marketing efforts and from promotional arrangements with our strategic partners. We expect that our future agreements and promotional arrangements with our strategic partners may require us to pay consideration in various forms, including the payment of royalties, license fees and other significant guaranteed amounts based upon revenue sharing agreements and the issuance of stock in certain cases. In addition, our promotional arrangements and revenue sharing agreements may require us to incur significant expenses, and we cannot guarantee that we will generate sufficient revenues to offset these expenses. We cannot guarantee that we will be able to achieve sufficient revenues in relation to our expenses to become profitable. Even if we do attain profitability, we may not be able to sustain ourselves as a profitable company in the future.

We will need to raise additional financing in the foreseeable future to fund our operations. Additional financing may not be available to us on favorable terms or at all.

In September and October 2005, we raised $2,146,200 in a private placement transaction. As of March 29, 2006, we had approximately $1.05 million in cash and cash equivalents. We expect to utilize all of this cash over the next 12 months to fund our sales and marketing efforts and for general working capital purposes. As a result, our financial resources are limited and the amount of funding that we will need to develop and commercialize our products and services is highly uncertain. Adequate funds may not be available when needed or on terms satisfactory to us. A lack of funds may cause us to delay, reduce and/or abandon certain or all aspects of our product development programs. If additional funds are raised through the issuance of equity or convertible debt securities, your percentage ownership in us will be reduced, existing stockholders may suffer dilution. The securities that we issue to raise money may also have rights, preferences and privileges that are senior to those of our existing stockholders.

We anticipate that our results of operations may fluctuate significantly from period to period due to factors that are outside of our control.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control. Some of the factors that may affect our quarterly and annual operating results include:

•	our ability to establish and strengthen brand awareness;
•	our success, and the success of our potential strategic partners, in promoting our products and services;
•	the overall market demand for mobile services and applications of the type offered by us;
•	the amount and timing of the costs relating to our marketing efforts or other initiatives;
•	the timing of contracts with strategic partners and other parties;
•	fees that we may pay for distribution and promotional arrangements or other costs that we may incur as we expand our operations;
•	our ability to compete in a highly competitive market, and the introduction of new products; and
•	economic conditions specific to the telecommunications and mobile services industries and general economic conditions.

As a result of our limited operating history and the emerging nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately.

We may have liabilities resulting from predecessor business operations that could have an adverse effect on us.

We are responsible for the liabilities of our predecessor business operations. There may be unknown liabilities associated with our predecessor business operations. If any such unknown liabilities become actual liabilities, our financial condition and operations would be adversely affected. In addition, if any such unknown liabilities become actual liabilities or actual claimed liabilities, we may incur material costs in connection with defending lawsuits relating to such liabilities. We have not established any reserve on our balance sheet for these potential liabilities.

Business Risks

We are dependent upon our executive officers, managers and other key personnel, without whose services our prospects would be severely limited.

Our success depends to a significant extent upon efforts and abilities of our key personnel. The loss of any executive officer, manager or other key employee could have a material adverse effect upon us. Competition for highly qualified personnel is intense and we may have difficulty replacing such key personnel.

The mobile search engine market in which we operate is subject to intense competition and we may not be able to compete effectively.

We compete in the mobile search engine market. This market is becoming increasingly more competitive. We face competition from the existing search players, such as Google and Yahoo!, and newcomers to the mobile search markets, such as 4INFO, and Askmenow. There are relatively low barriers to entry into the mobile search engine market. Many of our competitors or potential competitors have longer operating histories, longer customer relationships and significantly greater financial, managerial, sales and marketing and other resources than we do. We are particularly vulnerable to efforts by well funded competitors and will lose market share unless we can attain a critical mass of consumers, strategic partners, and affiliates, as well as strong brand identity.

We need to significantly expand our distribution channels. Since we are basically doing this from scratch, it will be very difficult.

We need to enhance our ability to find new strategic partners in order to create additional distribution channels for our products and to generate revenue. We expect that we will need to invest on an ongoing basis to expand our partner sales force. The creation of strategic partnerships requires a sophisticated sales effort targeted at the senior management of prospective partners. Given our limited resources, we expect that we will have a hard time trying to expand the number of strategic partners and other distributors for our products.

We plan to build our business through merger with or acquisition of existing technology companies but may not be successful in finding merger or acquisition partners.

We plan to build our business through the merger with or acquisition of existing technology companies that will benefit our application service business. It is reasonable to expect that such activity will be an ongoing part of our business development efforts. At any given time, we could be in process of analyzing or making an offer for such a transaction. However, any discussion or speculation on specific transactions is only conjecture until such time that a definite agreement is signed and announced in an SEC filing. It is possible that no transactions will take place at all.

Our intellectual property and other proprietary rights are valuable, and any inability to protect them could adversely affect our business and results of operations; in addition, we may be subject to infringement claims by third parties.

Our ability to compete effectively is dependent upon our ability to protect and preserve the intellectual property and other proprietary rights and materials owned, licensed or otherwise used by us. We currently have a patent- pending technology. We cannot assure you that the patent application will result in an issued patent, and failure to secure rights under the patent application may limit our ability to protect the intellectual property rights that the application was intended to cover. Although we have attempted to protect our intellectual property and other proprietary rights both in the United States and in foreign countries through a combination of patent, trademark, copyright and trade secret protection, these steps may be insufficient to prevent unauthorized use of our intellectual property and other proprietary rights, particularly in foreign countries where the protection available for such intellectual property and other proprietary rights may be limited. To date, we are not currently engaged in and have not had any material infringement or other claims pertaining to our intellectual property brought by us or against us in recent years. We cannot assure you that any of our intellectual property rights will not be infringed upon or that our trade secrets will not be misappropriated or otherwise become known to or independently developed by competitors. We may not have adequate remedies available for any such infringement or other unauthorized use. We cannot assure you that any infringement claims asserted by us will not result in our intellectual property being challenged or invalidated, that our intellectual property will be held to be of adequate scope to protect our business or that we will be able to deter current and former employees, contractors or other parties from breaching confidentiality obligations and misappropriating trade secrets. In addition, we may become subject to claims against us which could require us to pay damages or limit our ability to use certain intellectual property and other proprietary rights found to be in violation of a third party's rights, and, in the event such litigation is successful, we may be unable to use such intellectual property and other proprietary rights at all or on reasonable terms. Regardless of its outcome, any litigation, whether commenced by us or third parties, could be protracted and costly and could result in increased litigation related expenses, the loss of intellectual property rights or payment of money or other damages, which may result in lost sales and reduced cash flow and decrease our net income.

In order to be successful and profitable we must grow rapidly. We expect that rapid growth will put a large strain on our management team and our other resources. We may not have sufficient resources to manage this growth effectively.

We anticipate that a period of significant expansion will be required to address potential growth in our customer base, market opportunities and personnel. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we will be required to implement new operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base. We also will be required to expand our finance, administrative and operations staff. Further, we anticipate that we will be entering into relationships with various strategic partners and third parties necessary to our business. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. Management may not able to hire, train, retain, motivate and manage required personnel for our planned operations.

Changes in the way information is broadcast over the internet could have an immediate and damaging effect on our business.

We are presently able to sell and deliver information to our product carriers throughout the world, but any change in the method of delivery of Internet broadcasting could have an immediate and damaging effect on us. We will continue to develop our technology to address emerging mobile platforms and standards to avoid this problem, but no assurance can be given that this will be accomplished in a timely manner.

Some of our existing stockholders can exert control over us and may not make decisions that are in the best interests of all stockholders

As of March 29, 2006, officers, directors, and stockholders holding more than 5% of our outstanding shares collectively controlled approximately 68.9% of our outstanding common stock. As a result, these stockholders, if they act together, would be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Accordingly, this concentration of ownership may harm the market price of our common stock by delaying or preventing a change in control of us, even if a change is in the best interests of our other stockholders.

In addition, the interests of this concentration of ownership may not always coincide with the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

Market Risks

A limited public market exists for the trading of our securities.

Our common stock is quoted on the NASD Over-the-Counter Bulletin Board. As a result, investors may find it difficult to dispose of our securities, or to obtain accurate quotations of the price of our securities This lack of information limits the liquidity of our common stock, and likely will have an adverse effect on the market price of our common stock and on our ability to raise additional capital.

If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the low revenue nature of our business and because we are a new public company with a relatively limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in us.

We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis. As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our company and your shares may become worthless.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We have authorized 97,500,000 shares of common stock. As of March 29, 2006, we have outstanding 21,151,324 shares of common stock. Accordingly, we have 76,348,676 shares of common stock available for future sale.

As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market under Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, on filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to 1% of the outstanding shares for Bulletin Board Companies. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years.

Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is a "penny stock" within the meaning of Rule 15g-9 to the Securities Exchange Act of 1934, which is generally an equity security with a price of less than $5.00. Our common stock is subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.

In addition, the penny stock regulations require the broker-dealer to:

•
deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities; and
•
send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity of our securities may be decreased, with a corresponding decrease in the price of our securities. Our common stock in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified above.

USE OF PROCEEDS

We will not receive any portion of the proceeds from the sale of common stock by the selling stockholders. We may receive proceeds of up to $6,501,002 if all the warrants held by the selling stockholders are exercised. Management currently anticipates that any such proceeds, if received, will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, warrants may be exercised.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Principal Market and Market Prices

Our common stock is quoted on the over-the-counter market on the OTC Electronic Bulletin Board, under the symbol “UPSN.OB.” On November 8, 2004 the National Association of Securities Dealers cleared us for quotation. Prior to this period, there was no public trading market for our securities. The following table sets forth, for the periods indicated, the high and low bid prices of our share of common stock, adjusted for the 1.3 for 1 forward stock split effected on November 7, 2005.

2004	Low	High
Quarter ended March 31	$0.00	$0.00
Quarter ended June 30	0.00	0.00
Quarter ended September 30	0.00	0.00
Quarter ended December 31	0.00	0.00

2005
Quarter ended March 31	1.50	1.50
Quarter ended June 30	1.15	0.77
Quarter ended September 30	1.54	0.77
Quarter ended December 31	3.22	1.54

2006
Quarter ended March 31	2.81	1.44
(Through March 29, 2006)
The volume of trading in our common stock has been limited and the bid prices as reported may not be indicative of the value of our common stock or of the existence of an active trading market. These over-the-counter market quotations may not necessarily represent actual transactions. They reflect inter-dealer prices without retail markup, markdown or commissions.

Approximate Number of Holders of Our Common Stock

On March 29, 2006, there were approximately 102 stockholders of record of our common stock.

PLAN OF OPERATION

Overview

We are a development stage company that is building the first cellular specific directory listings and entertainment platform provided by paid listings and premium services. We will, for the first time, allow users to easily search and browse for mobile content, comparison shop for different products, and directly connect with merchants, at no cost (save those imposed by the carriers for service minutes) to the customer.

We use text messaging, and actually call-connect the consumer to paying advertisers, free of charge. Our patent- pending technology combines a highly flexible search and command language with a rich multi-media VoIP back end that connects merchants that are willing to pay for new customers with consumers that benefit from free service.

We will generate revenues by charging merchants for consumer search results using a pay-per-call system. Traditionally, for mobile 411 and other information services, the consumer pays. We will also generate revenue through the sale of subscriptions and premium services

We reverse the cellular industry model, allowing consumers to have free access while merchants pay per call. Our VoIP telephony infrastructure activates a premium call-back service from paid listings advertising. Our Directory Assistance and Comparison Shopping Service offer keyword triggered sponsored listings, creating a pay-per-click version of Yellow Pages, optimized for mobile.

Our revenue model relies substantially on the assumption that we will be able to successfully expand our sales and distribution channels to carriers in key markets. To be successful in the communications services market that we operate in, we must, among other things:

•	Continue to expand distribution and sales channels with carriers for our products;
•	Attract and maintain customer loyalty;
•	Continue to establish and increase awareness of the UpSNAP brand and develop customer loyalty;
•	Provide desirable products to customers at attractive prices;
•	Establish and maintain strategic relationships with strategic partners and affiliates;
•	Rapidly respond to competitive developments;
•	Build an operations and customer service structure to support our business; and
•	Attract, retain and motivate qualified personnel.

We believe that the continued growth in mobile subscribers and specifically the spectacular global growth of Short Message Service, SMS or text messaging, are generating demand for features that improve the core usefulness of the handsets, improve user experience, and provide fun and entertainment.

Our focus will be in the United States, which until recently has lagged the rest of the world in the growth of SMS. We believe that there are two main reasons for the US lagging the rest of the world. First, the U.S. has cheap and accessible local calling which makes it far easier to pick up the phone and talk rather than fumble on a tiny cell-phone with no keyboard. Secondly, until recently, the carriers in the US did not have inter-operability of text (SMS) applications. With the introduction of inter-operability, SMS has experienced a dramatic increase in growth among the 67 million subscribers who actively use SMS services.

Plan of Operation

Through our subsidiary UpSNAP, we will aggressively move forward to market and sell our own search technology developed over the course of 2006, as well as acquire and integrate other companies into our business model.

On January 6, 2006, we acquired the assets of XSVoice Inc., a provider of streaming media for mobile phones. The acquisition gives us a rich portfolio of audio content, including premier entertainment and news outlets including more than 100 music and entertainment channels. XSVoice has provided nearly 2 million mobile consumers with access to a variety of audio content.

The acquisition of XSVoice enables us to provide a mobile search and broadcasting platform that supports the end-to-end requirements of searching and delivering mobile content for all devices and all carriers. Through our Streaming Wireless Internet Gateway (TM) (SWinG) platform, we now enable virtually any type of live or on-demand audio content, including Internet-based streaming audio, radio, or other media source, to be delivered to all the 200 Million mobile phone devices in North America.

The addition of XSVoice builds upon our strategy of offering mobile phone users the chance to search, find, and enjoy entertainment content on the go, and provides one seamless platform for mobile content delivery.

During the first and second fiscal quarters of 2006, we plan to offer a range of compelling premium mobile content from leading brands, using Premium SMS short-codes to promote and bill the service, and our VoIP back end technology, which can scale to millions of consumers.

In January and February 2006, we generated net revenues of over $130,000. These are monthly recurring subscription based revenues, after deducting revenue share from the network operators. In addition, our management expects to derive additional revenue from paid advertising services, as well as the addition of more premium content channels, and expansion to more carriers during the course of 2006.

During the first and second fiscal quarters of 2006, we aim to put the business relationships in place with mobile operators and media partners to allow us to increase the reach of our services through distribution contracts that will roll-out in the third and fourth fiscal quarters of 2006. We will also increase distribution of our “pay-per-call” service, which allows us to generate advertising dollars from mobile search.

In addition, we expect to perform significant research and development around mobile search and integration of multi-media content during the course of the next 12 months. We may also enter into significant acquisitions, joint ventures, or offshore outsourcing programs to rapidly increase the amount of programming resource available to the company to allow us to continue to innovate in the marketplace.

Liquidity and Capital Resources

In September and October 2005, we raised $2,146,200 in cash. We incurred approximately $200,000 in expenses in connection with such capital raise and in connection with our acquisition of UpSNAP USA. Subsequently, we paid XSVoice approximately $200,000 as part of the consideration for its assets. We have approximately $1,056,000 in cash available as of March 29, 2006 to use for our working capital needs and to expand our sales and marketing activities and create a distribution network.

We believe that these funds are sufficient to meet our operating needs for the next 12 months. However, thereafter, we will need to raise additional capital.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, our future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of stockholders and ultimately, the achievement of profitable operations. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

•
Development Stage Enterprise -  In accordance with Statement of Financial Accounting Standards No. 7, Accounting And Reporting By Development Stage Enterprises, we are considered to be in the development stage since we are devoting substantially all of its efforts to establishing a new business and our planned principal operations have not commenced or produced any revenues.

•
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

•
Research and Development Expenditures - Research and development expenses consist primarily of web hosting and communication expenses. We follow the guidelines in Statement of Financial Accounting Standards No. 2, Accounting For Research And Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

•
Revenue Recognition - We anticipate generating revenues by directing callers who use our directory listings to our advertisers. Revenue will be recognized when the caller is directly connected to our advertiser, on a cost-per-call basis. Cost of revenues consists primarily of revenue share arrangements with our sponsored listings partners in which we will pay a portion of the fees we receive from our advertisers. In addition, we will pay fees for callers who utilize our free directory assistance.

Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangement or commitment that will have a current effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We believe that inflation has not had a material impact on our results of operations since our inception.

Seasonality

We may experience seasonal variations in revenues and operating costs due to seasonality, however, we do not believe that these variations will be material.

BUSINESS

Our History

We were incorporated in Nevada on July 25, 2003. Our original business plan was to explore mineral property in British Columbia. We pursued this business plan from our inception until the summer of 2005 when we decided that we would not be successful in that endeavor. Accordingly, we wound down our mineral exploration business and became a shell company and sought out acquisition targets.

On November 15, 2005, we completed our reverse acquisition with UpSNAP USA. Now our operations consist solely of the operations of UpSNAP USA, which is now our wholly-owned subsidiary.

On January 6, 2006, we completed the acquisition of substantially all of the assets of XSVoice.

Our Business Generally

Through UpSNAP USA, we are a mobile search engine company that helps consumers find merchants and local services instantly. Currently mobile consumers must load up a WAP, or wireless application protocol, to browse web sites, or pay as much as $2.50 for 411 information directory services. We solve this problem by using text messaging to connect consumers to paying advertisers, free of charge.

Our patent-pending technology combines a highly flexible search and command language with a rich multi-media Voice over Internet Protocol, or VoIP, back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service.

Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services.

From inception through 2004, UpSNAP USA has been primarily engaged in research and development. A beta version of our mobile search engine was released in November 2004. The mobile search engine went into production in November 2005.

On January 6, 2006, we acquired the assets of XSVoice Inc., a provider of streaming media for mobile phones. The acquisition gives us a rich portfolio of audio content, including premier entertainment and news outlets including more than 100 music and entertainment channels. XSVoice has provided nearly 2 million mobile consumers with access to a variety of audio content.

The acquisition of XSVoice enables us to provide a mobile search and broadcasting platform that supports the end-to-end requirements of searching and delivering mobile content for all devices and all carriers. Through our Streaming Wireless Internet Gateway (TM) (SWinG) platform, we now enable virtually any type of live or on-demand audio content, including Internet-based streaming audio, radio, or other media source, to be delivered to all the 200 Million mobile phone devices in North America.

An Overview of Our Industry

As a result of the reverse acquisition transaction described above, we participate in the mobile search industry. We help mobile consumers find people, products, and places using their cellular telephones. Americans are now using many mobile services such as text messaging, pictures and even video messages, which are all clones of features they spend time doing on their home PC.

However, search, the number one reason people use the Internet, has not proven to be a great application on the mobile platform. Many existing search engines, such as Yahoo! and Google have attempted to use a small browser built into the mobile phone. This technology tries to turn a mobile phone into a PC and has not proven to be popular.

The most often cited reason for search's cell phone failure is the cost of using data services on wireless and the phone itself. Typing in any information, like a Web address or a search inquiry, is very difficult and time consuming, even with the latest attempts to include full keyboards with phones. The small screen size, also makes it difficult to see all the results that you would get on the Web. Our patent-pending technology allows people to search at very low cost for merchants and services, and be directly connected to the merchants using the phone.

Our Competition

We face competition from all of the existing search engines, such as Google and Yahoo!, and newcomers to the mobile search markets, such as 4INFO, and Askmenow. We also face competition from mobile content providers such as Digital Orchid and MobiTV.

Since we have only recently launched our product and have not engaged in any significant amount of sales or marketing, we have almost no market share compared to our competitors.

We believe, however, that we are offering a unique service in the industry and that we will be able to compete in the mobile search market because of the technology that we are employing and the novel approach that we are utilizing.

Today there are only two revenue modes for mobile search. The first involves taking money from the network operators for supplying search services. The second involves charging the end-user. We believe that both of these modes are problematic.

A network-operator-only strategy puts the provider of mobile search services at the mercy of the network operator, with no way to defend itself on margin and deal exclusivity. Although there are several hundred mobile network operators worldwide, the revenue opportunities are more limited. At the same time, charging the consumer always restricts growth and has historically proved to dampen consumer demand.

Currently mobile search via data or voice is a user pays service. For voice 411, the user pays an average of $1.30 per call - not including air time. The user needs to pay for data services packages, as well as the airtime connecting to data services.

Our competitors either charge the end-user or provide a free service with no revenue generating mechanism.

The Regulations that Apply to Us

Our operations are not subject to any significant governmental regulations.

Our Research and Development Efforts

From our inception through the end of 2004, we focused almost exclusively on developing our technology. On June 1, 2005, we secured from Alto Ventures, Inc. a patent-pending technology that combines a highly flexible search and command language with a rich multi-media VoIP back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service. Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine, that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services.

We have three employees and independent contractors that are devoted to research and development. Our research and development efforts were initially focused on the development of our base technology and are now focused on enhancements and additions to this technology.

From inception through March 29, 2006, we spent approximately $350,000 on our research and development efforts.

Intellectual Property

On June 1, 2005, we received an assignment from Alto Ventures, Inc. of its technology platform “Method for Search Based Request for a Voice Connection with a Cellular Handset” on a worldwide, perpetual basis. A Patent application for such technology was filed with the U.S. Patent and Trademarks Office in December 2004 and the patent application is still pending.

We own the domain name www.upsnap.com and we maintain a website at such internet address.

We also have applied for the UpSNAP trademark.

We have developed a mobile search engine, and a proprietary pay-per-call engine, which allows merchants to place advertising-based call connections within a mobile search query. Our intellectual property covers mobile search, personalized search by unique telephone number, pay-per-call advertising engine, call reporting, audit tracking and payment integration. In addition, the acquisition of XSVoice brings us a proprietary audio streaming platform and integrated mobile phone client software, and a VoIP infrastructure to scale to millions of phones.

Our Employees

As of March 29, 2006, we had a total of six employees. Four of these employees are full time senior management.

In addition, we rely on eight consultants to a significant extent to supplement our regular employee staff in certain key functional areas and to support management in the execution of our business strategy. These consultants are independent contractors.

We are not a party to any collective bargaining agreements nor are any of our employees members of labor unions. We believe that our relations with our employees are good.

MANAGEMENT

Directors and Executive Officers

As of March 29, 2006, our executive officers and directors are:

Name	Age	Position(s) with UpSNAP
Tony Philipp	43	Director, Chief Executive Officer and President
Richard Jones	40	Director, Vice President of Content and Secretary
Paul Schmidt	50	Chief Financial Officer

Tony Philipp has served as our director and as our Chief Executive Officer and President since November 15, 2005. Mr. Phillip is the co-founder of UpSNAP USA and acted as a director and the Chief Executive Officer of UpSNAP USA since its formation in April 2004. During 2002 to 2004, Mr. Philipp was the president of Vivisimo Inc., Europe, the leading provider of automatic content-clustering software and powers 10% of web searches world wide, with blue chip customers including the US Government, HP, NASA, German Government, AOL, Infospace, and Overture, etc. Mr. Philipp was responsible for establishing worldwide sales and marketing strategy during that period. Mr. Philipp was the former Chief Operating Officer of Lycos Europe. Mr. Philipp was instrumental in the JV with Bertelsmann, and took the company to a $5 billion IPO in 2000. Mr. Philipp previously served on the board of Mobileway, Inc. and has in the past been nominated to serve as Non-Executive board member of selected 3i investments, the largest European venture group. Mr. Philipp is a dual citizen in Germany and the USA, and holds a Bachelor of Science Degree from Clemson University, a Master of International Business (MBA) from the University of South Carolina, and was a Fulbright Scholar at the University of Cologne (Germany).

Richard Jones has been our Vice President of Content and Corporate Secretary since November 15, 2005 and our director Since November 28, 2005. Mr. Jones is the co-founder of UpSNAP USA. Prior to joining UpSNAP USA, Mr. Jones served as the Chairman of Vavo Ltd. from 1999 to 2001. From 1996 to 1999, Mr. Jones served as the Chief Executive Officer of FortuneCity of which he was a co-founder. Mr. Jones also served as Editor in Chief of Network Week, LAN Magazine and PC Magazine in the UK from 1990 to 1996.

Paul Schmidt has been our Chief Financial Officer since November 15, 2005. Mr. Schmidt was the Chief Financial Officer of UpSNAP USA. Since 2004, Mr. Schmidt has served as a managing director at Von Steuben Financial, LLC, a service firm that provides part-time senior level financial executive services. From 2001 to 2004, Mr. Schmidt was the Vice President and Chief Financial Officer of B.R. Lee Industries, Inc., a large manufacturer of commercial asphalt paving equipment. From 1999 to 2001, Mr. Schmidt served as the Treasurer and Chief Financial Officer of Powerscape Equipment Corp., an outdoor power equipment dealership. Mr. Schmidt is a licensed CPA and has a Bachelor of Business Administration degree from University of Michigan.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected for a term of one year and serve until their respective successors are duly elected and qualified.

To the best of our knowledge, except as set forth herein, none of our directors or director nominees has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. None of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Board Composition and Committees

Immediately following the UpSNAP reverse acquisition, on November 15, 2005, in accordance with our Bylaws and the Nevada Revised Statute, one of our three then directors resigned and all our executive officers resigned, and Tony Philipp was appointed to fill the vacancy caused by the resignation, and Mr. Philipp, Richard Jones and Paul Schmidt were elected executive officers. On November 28, ten days after the filing and the mailing of an information statement complying with Rule 14f-1 of the Exchange Act, the remaining prior directors resigned, the board of directors was reduced to two persons, and Mr. Jones was elected director to fill the vacancy.

We presently do not have an audit committee, compensation committee or nominating committee. We do not have an audit committee charter or a charter governing the nominating process as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the future. Until these committees are established, these decisions will continue to be made by the board of directors. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate’s character, judgment, skills and experience in the context of our needs and the Board of Directors.

Our Board of Directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the Board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We do not pay our directors a fee for attending scheduled and special meetings of our Board of Directors. We do reimburse each director for reasonable travel expenses related to such director's attendance at Board of Directors and committee meetings.

Family Relationships

Except as set forth herein, there are no family relationships among our directors or officers.

Code of Ethics

We have adopted a Code of Ethics in compliance with Item 406 of Regulation S-B that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is designed with the intent to deter wrongdoing, and to promote the following:

•	Honest and ethical conduct, including the ethical handling of action or apparent conflicts of interest between personal and professional relationships;
•
Full, fair, accurate, timely and understandable disclosure in reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by the small business issuer;

•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

DESCRIPTION OF PROPERTY

Our corporate headquarters occupy approximately 2,015 square feet of space at 134 Jackson Street, Suite 203, Davidson, North Carolina 28036. Our office lease is at a monthly rate of $2,250 and expires March 1, 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to Todd Pitcher, our former Interim Chief Executive Officer and Tony Philipp, our Chief Executive Officer and President for services rendered in all capacities during the noted periods. No executive officers received total annual salary and bonus compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year (2)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Todd Pitcher (3) Chairman, Interim CEO and Principal Accounting Officer	2005 2004 2003	36,000 — —	— — —	— — —	— — —	— — —	— — —	— — —
Tony Philipp (1) CEO and President	2005 2004 2003	— — —	— — —	— — —	— — —	— — —	— — —	— — —

(1)
On November 15, 2005, UpSNAP acquired UpSNAP USA in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Philipp became the Chief Executive Officer and President of UpSNAP. Prior to the effective date of the reverse acquisition, Mr. Philipp served UpSNAP USA in the same capacities that he currently serves UpSNAP. The annual, long term and other compensation shown in this table includes the amount Mr. Philipp received from UpSNAP USA prior to the consummation of the reverse acquisition.

(2)	On November 15, 2005, we in connection with the reverse acquisition of UpSNAP USA changed our fiscal year end from March 31 to September 30.
(3)	Mr. Pitcher resigned from all offices he held with us on November 15, 2005. His resignation from his position as our director became effective on November 28, 2005.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee; all decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. However, we plan to adopt a Stock Plan in the future.

Employment Contracts

All of our employees, including our executive officers, are employed at will and none of our employees has entered into an employment agreement with us.

Pursuant to a verbal understanding with our CEO, our Vice President of Content and our CFO, we pay each of our CEO and Vice President of Content a monthly salary of $10,000, and we pay our CFO at an hourly rate of $75.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Nevada law. Accordingly, no director or officer will have any personal liability to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this exclusion does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

However, insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of ours in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not a party to any lawsuits or legal proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 2005, we consummated the reverse acquisition of UpSNAP USA. In connection with those transactions, Tony Philipp and Richard Jones exchanged all of their equity interests in UpSNAP USA for an aggregate of 7,350,800 shares of our common stock constituting a 39.1% interest in us. All of them are our directors and officers.

On June 1, 2005, Alto Ventures, Inc. entered into an Assignment of Patent Application agreement with us pursuant to which Alto granted us worldwide exclusive rights for the use of its technology platform “Method for Search Based Request for a Voice Connection with a Cellular Handset.” The assignment is granted on an “as is” basis without any representations and warranties. Wendell Brown, who owns 18.9% of our common stock, is the sole owner and president of Alto.

CHANGE IN ACCOUNTANTS

On October 20, 2005, Bedinger & Company was appointed as our independent auditor for the period ended September 30, 2005. At such time, Moen & Company was dismissed as our independent auditor. The decision to change auditors was approved by our Board of Directors on October 17, 2005.

The report of Moen & Company on our financial statements for either of the two most recent completed fiscal years did not contain any adverse opinion or disclaimer or opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During our most recent completed fiscal years and during the subsequent period or the Reporting Periods, with respect to the financial statements, there were no disagreements with Moen & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moen & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Reporting Periods.

During the Reporting Periods, there were no “reportable events” as such item is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, with respect to the financial statements.

During the Reporting Periods, we did not consult with Bedinger & Company with respect to the financial statements regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We furnished a copy of this disclosure to Moen & Company and requested that Moen & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. The letter from Moen & Company is filed as Exhibit 16.1 to our current report on Form 8-K filed on October 24, 2005, as amended on November 7, 2005.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to a total of 8,190,062 shares of common stock by the selling stockholders, comprising:

•	3,045,394 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act; and

•
5,144,668 shares of common stock underlying warrants that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act. Of these warrants (i) 2,384,668 have an exercise of $1.50 per share with a term of 12 months, (ii) 2,200,000 have an exercise of $1.10 per share with a term of 5 years, and (iii) 560,000 have an exercise price of $0.90 with a term of 5 years.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of March 29, 2006 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 21,151,324 shares of common stock outstanding as of March 29, 2006.

Except as set forth in the footnotes to the table below, none of the selling stockholders has held a position as an officer or director of us, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, unless otherwise specified in the footnotes to the table below, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders, or is a registered broker-dealer or an affiliate of a registered broker-dealer.

For additional information, refer to “Security Ownership of Certain Beneficial Owners and Management” below.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Name	Beneficial Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)(2)	Percentage of Common Stock Owned After Offering(1)(2)
Robert K Wilputz Sr. (3)	90,000	90,000	0	*
Estate of James G. Morrison (4)	50,000	50,000	0	*
Tonbridge Financial Corp. (5)	100,000	100,000	0	*
Daisey Investments (6)	50,000	50,000	0	*
Richfit Investments Ltd. (7)	200,000	200,000	0	*
Dorothy Morrison (8)	100,000	100,000	0	*
Hsueh, Hsiu-Wei (9)	87,500	87,500	0	*
Chin Men Su (10)	50,000	50,000	0	*
Beat Meier (11)	40,000	40,000	0	*
Donald Sharpe (12)	100,000	100,000	0	*
Ben Johnson (13)	200,000	200,000	0	*
Craig Hudson (14)	200,000	200,000	0	*
Gui Juan L. Hardwick (15)	25,000	25,000	0	*
Marcus New (16)	144,000	144,000	0	*
Terry Butler (17)	50,000	50,000	0	*
WBIC Canada Ltd. (18)	66,668	66,668	0	*
FIC Investment Ltd. (19)	66,668	66,668	0	*
Michael Lathigee (20)	66,668	66,668	0	*
Stephen Kearley (21)	100,000	100,000	0	*
Steven M. Wallace (22)	50,000	50,000	0	*
Simon Wen (23)	87,500	87,500	0	*
Bixbie Financial Corp. (24)	200,000	200,000	0	*
Rennie Marketing Systems (25)	100,000	100,000	0	*
Sufran Investments Ltd. (26)	55,554	55,554	0	*
Investorcap Management Inc. (27)	150,000	150,000	0	*
Louis Kish (28)	200,000	200,000	0	*
April DeVito (29)	40,000	40,000	0	*
John Mah (30)	40,000	40,000	0	*
Ken Ronalds (31)	80,000	80,000	0	*
Dawn Polley (32)	80,000	80,000	0	*
Larry Chow (33)	100,000	100,000	0	*
Bruce Coulombe (34)	110,000	110,000	0	*
Gary Wong (35)	30,000	30,000	0	*
Key Management (36)	44,000	44,000	0	*
Peter Jensen (37)	44,000	44,000	0	*
Shamrock Group Holdings Ltd. (38)	120,000	120,000	0	*
Philestine Management SA (39)	180,000	180,000	0	*
John Radostits (40)	44,000	44,000	0	*
Terry Sklavenitis (41)	50,000	50,000	0	*
Providence Securities Ltd. (42)	50,000	50,000	0	*
Jason Chien-Cheng, Chen (43)	25,000	25,000	0	*
Rahn & Bodmer (44)	50,000	50,000	0	*
TCMP3 Partners (45)	230,000	230,000	0	1.1%
Paulo Branco (46)	50,000	50,000	0	*
Brad Stuit (47)	70,000	70,000	0	*
Corey Tu (48)	25,000	25,000	0	*
SDIC S.A (49)	100,000	100,000	0	*
Alpine Atlantic Asset Management (50)	200,000	200,000	0	*
Court Global SA (51)	200,000	200,000	0	*
Don L. Raffo (52)	50,000	50,000	0	*
Heywood Securities (53)	100,000	100,000	0	*
Jeff Hall (54)	27,778	27,778	0	*
518474 B.C. Ltd. (55)	61,396	61,396	0	*
Art Map Communications Ltd.	55,538	55,538	0	*
Jason Sundar (56)	119,334	119,334	0	*
Yvonne New (57)	54,458	54,458	0	*
Sundar Communications Group Inc. (58)	1,500,000	1,500,000	0	6.6%
ExecutivesCorner LLC (59)	700,000	700,000	0	*
Viant Capital LLC (60)	930,000	930,000	0	4.3%

*	Less than 1%
(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares the selling stockholder has the right to acquire within 60 days

(2)	Assumes that all securities offered are sold
(3)	Includes 45,000 shares underlying Series “A” warrants
(4)	Includes 25,000 shares underlying Series “A” warrants
(5)	Includes 50,000 shares underlying Series “A” warrants
(6)	Includes 25,000 shares underlying Series “A” warrants
(7)	Includes 100,000 shares underlying Series “A” warrants
(8)	Includes 50,000 shares underlying Series “A” warrants
(9)	Includes 43,750 shares underlying Series “A” warrants
(10)	Includes 25,000 shares underlying Series “A” warrants
(11)	Includes 20,000 shares underlying Series “A” warrants
(12)	Includes 50,000 shares underlying Series “A” warrants
(13)	Includes 100,000 shares underlying Series “A” warrants. Mr. Johnson is the President and owner of First Securities Northwest, Inc., a registered broker-dealer
(14)	Includes 100,000 shares underlying Series “A” warrants
(15)	Includes 12,500 shares underlying Series “A” warrants
(16)	Includes 77,000 shares underlying Series “A” warrants. Mr. New is the husband of Yvonne New. Mr. New was a 5% stockholder before November 15, 2005
(17)	Includes 25,000 shares underlying Series “A” warrants
(18)	Includes 33,334 shares underlying Series “A” warrants
(19)	Includes 33,334 shares underlying Series “A” warrants
(20)	Includes 33, 334 shares underlying Series “A” warrants. Mr. Lathigee is a registered broker-dealer
(21)	Includes 50,000 shares underlying Series “A” warrants
(22)	Includes 25,000 shares underlying Series “A” warrants
(23)	Includes 43,750 shares underlying Series “A” warrants
(24)	Includes 100,000 shares underlying Series “A” warrants
(25)	Includes 50,000 shares underlying Series “A” warrants
(26)	Includes 27,777 shares underlying Series “A” warrants
(27)	Includes 75,000 shares underlying Series “A” warrants
(28)	Includes 100,000 shares underlying Series “A” warrants
(29)	Includes 20,000 shares underlying Series “A” warrants
(30)	Includes 20,000 shares underlying Series “A” warrants
(31)	Includes 40,000 shares underlying Series “A” warrants
(32)	Includes 40,000 shares underlying Series “A” warrants
(33)	Includes 50,000 shares underlying Series “A” warrants
(34)	Includes 55,000 shares underlying Series “A” warrants
(35)	Includes 15,000 shares underlying Series “A” warrants
(36)	Includes 22,000 shares underlying Series “A” warrants
(37)	Includes 22,000 shares underlying Series “A” warrants
(38)	Includes 60,000 shares underlying Series “A” warrants
(39)	Includes 90,000 shares underlying Series “A” warrants
(40)	Includes 22,000 shares underlying Series “A” warrants
(41)	Includes 25,000 shares underlying Series “A” warrants
(42)	Includes 25,000 shares underlying Series “A” warrants
(43)	Includes 12,500 shares underlying Series “A” warrants
(44)	Includes 25,000 shares underlying Series “A” warrants
(45)	Includes 115,000 shares underlying Series “A” warrants
(46)	Includes 25,000 shares underlying Series “A” warrants
(47)	Includes 35,000 shares underlying Series “A” warrants
(48)	Includes 12,500 shares underlying Series “A” warrants
(49)	Includes 50,000 shares underlying Series “A” warrants
(50)	Includes 100,000 shares underlying Series “A” warrants
(51)	Includes 100,000 shares underlying Series “A” warrants
(52)	Includes 25,000 shares underlying Series “A” warrants
(53)	Includes 50,000 shares underlying Series “A” warrants
(54)	Includes 13,889 shares underlying Series “A” warrants
(55)	Marcus New and Yvonne New are the owners
(56)	Mr. Sundar is the president of Sundar Communications
(57)	Wife of Marcus New
(58)	Includes 1,500,000 shares underlying Series “B” warrants. Sundar Communications received the warrants as compensation for the investor relations services to us
(59)	Includes 700,000 shares underlying Series “B” warrants. ExecutivesCorner LLC received the warrants as compensation for the investor relations services to us
(60)	Includes 560,000 shares underlying the warrants. Viant Group LLC is a registered broker-dealer and received the shares of our common stock and warrants as compensation for financial services to us.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person known to us to be the beneficial of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 134 Jackson Street, Suite 203, P.O. Box 2399, Davidson, North Carolina 28036.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class(2)
Common	Tony Philipp	3,910,000	18.5%
Common	Richard Jones	3,440,800	16.3%
Common	Wendell Brown	3,558,100	16.8%
Common	Paul Schmidt	0	0%
Common	Sundar Communications	1,500,000 (3)	6.6%
Common	XSVoice, Inc.	2,258,470	10.7%
Common	All officers and directors as a group	7,350,800	34.8%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 21,151,324 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) Consists of 1,500,000 shares of common stock underlying common stock purchase warrants.

DESCRIPTION OF CAPITAL STOCK

General

Our Articles of Incorporation, as amended to date, authorizes us to issue up to 97,500,000 shares of common stock and no shares of preferred stock. As of March 29, 2006, we had 21,151,324 shares of common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

Series A Warrants and other Warrants

As of the date of this report, there are 2,384,668 series A warrants outstanding that give the holders thereof the right to acquire 2,384,668 shares of our common stock, in the aggregate, at an exercise price of $1.50 per share. The series A warrants have a term of 12 months. These warrants are subject to early expiration and must be exercised in its entirety within 60 days from the first day immediately after the last day of the 10 consecutive trading day period if (i) our common stock’s bid price closes above the series A warrant exercise price, or $1.50, for more than 10 consecutive trading days, and (ii) our cumulative trading volume within the last ten period is at least 2 times the number of cumulative series A warrant shares which are outstanding and unexercised during that period. If we declare a dividend upon the common stock (whether payable out of earnings or earned surplus or otherwise), then we have to pay to the holder of the series A warrants an amount equal to the dividend payment which would have been paid to such holder had all of the holder’s unexercised series A warrants outstanding on the record date for determining the amount of dividend payments to be paid to our security holders been exercised as of the close of business on the trading day immediately before such record date.

We have also issued:

•
Series B warrants for the purchase of 1,500,000 and 700,000 shares of our common stock to Sundar Communications and ExecutivesCorner LLC, respectively. These warrants are fully vested and have an exercise price of $1.10 per share and a term of five years. The Series B warrants are subject to earlier expiration and must be exercised within 120 days after the series A warrants have been exercised and our common stock trades above the exercise price of series B warrant for more than 10 days with 10 day total trading volume at least 2 times the number of series B warrant shares outstanding. However, no Series B warrants can be exercised unless the series A warrants have been exercised in their entirety.

•
Warrants for the purchase of 560,000 shares of our common stock to Viant Capital LLC. These warrants are fully vested and have an exercise price of $0.90 per share and a term of five years. These warrants are subject to early expiration and must be exercised in their entirety within 90 days after the mandatory exercise provision of the series B warrants has been triggered or will lapse.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880 Reno, NV 89510.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 29, 2006, we had outstanding 21,151,324 shares of common stock.

Rule 144

All of the 8,190,062 shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act. As of March 29, 2006, we also have outstanding an additional 10,898,162 shares of common stock that were issued and sold in reliance on exemptions from the registration requirements of the Securities Act. If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of March 29, 2006 would equal approximately 211,513; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Thelen Reid & Priest LLP, New York, New York.

EXPERTS

The financial statements of UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) for the period from its inception to September 30, 2004 included in this prospectus and in the registration statement have been audited by Beckstead & Watts, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of UpSNAP, Inc. (formerly, Manu Forti Group Inc.) for the period from its inception to March 31, 2005 included in this prospectus and in the registration statement have been audited by Moen & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) for the period from October 1, 2004 to September 30, 2005 and the financial statements of UpSNAP, Inc. (formerly, Manu Forti Group Inc.) for the period from April 1, 2005 to September 30, 2005 included in this prospectus and in the registration statement have been audited by Bedinger & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of XSVoice, Inc. for the fiscal years ended December 31, 2005 and 2004 included in this prospectus and in the registration statement have been audited by Bedinger & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding the ability of XSVoice to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

The following financial statements of UpSNAP, Inc. (formerly, Manu Forti Group Inc.), UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) and XSVoice, Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

UpSNAP, Inc. (Consolidated - Unaudited)

-	Consolidated Balance Sheets as at December 31, 2005	F-2

-	Consolidated Statements of Operations for the three month periods ended December 31, 2005 and 2004 and for the period from April 6, 2004 (date of inception) to December 31, 2005	F-3

-	Consolidated Statements of Stockholders’ Equity for the period from April 6, 2004 (date of inception) to December 31, 2005	F-4

-	Consolidated Statements of Cash Flows for the three month periods ended December 31, 2005 and 2004 and for the period from April 6, 2004 (date of inception) to December 31, 2005	F-5

-	Notes to Consolidated Financial Statements	F-6

UpSNAP, Inc. (Audited)

-	Report of Independent Registered Public Accounting Firm	F-15

-	Balance Sheets as at September 30, 2005 and March 31, 2005	F-17

-	Statement of Operations for the six months ended September 30, 2005, year ended March 31, 2005 and the period from July 25, 2003 (date of inception) to September 30, 2005	F-18

-	Statement of Stockholders’ Equity for the period from July 25, 2003 (Inception) to September 30, 2005	F-19

-	Statements of Cash Flows for the the six months ended September 30, 2005, year ended March 31, 2005 and the period from July 25, 2003 (date of inception) to September 30, 2005	F-20

-	Notes to Financial Statements	F-21

-	Pro Forma Financial Information (unaudited)	F-30

UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) (Audited)

-	Report of Independent Registered Public Accounting Firm	F-36

-	Balance Sheets as at September 30, 2005 and 2004	F-38

-	Statement of Operations for periods ended September 30, 2005 and 2004 and the period from April 6, 2004 (date of inception) to September 30, 2005	F-39

-	Statement of Stockholders’ Equity for the period April 6, 2004 (date of inception) to September 30, 2005	F-40

-	Statements of Cash Flows for periods ended September 30, 2005 and 2004 and the period from April 6, 2004 (date of inception) to September 30, 2005	F-41

-	Notes to Financial Statements	F-42

XSVoice, Inc. (Audited)

-	Report of Independent Registered Public Accounting Firm	F-53

-	Balance Sheets as at December 31, 2005	F-54

-	Statement of Operations for the years ended December 31, 2005 and 2004	F-55

-	Statement of Stockholders’ Equity for the years ended December 31, 2005 and 2004	F-56

-	Statements of Cash Flows for the years ended December 31, 2005 and 2004	F-57

-	Notes to Financial Statements	F-59

-	Pro Forma Financial Information (unaudited)	F-68

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)

Consolidated Financial Statements (Unaudited)
For the three months ended December 31, 2005 and 2004

UPSNAP, Inc.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS
CURRENT ASSETS
Cash	$1,715,219
Prepaid	53,978
Other current assets	-

TOTAL CURRENT ASSETS	1,769,197

PROPERTY & EQUIPMENT
Computer equipment	2,761
Less: accumulated depreciation	(208)

NET PROPERTY & EQUIPMENT	2,553

OTHER ASSETS
Security deposits	965

TOTAL ASSETS	$1,772,715

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$76,029
Accrued expenses	110

TOTAL CURRENT LIABILITIES	76,139

STOCKHOLDERS' EQUITY
Common stock, oar value $0.001, 97,500,000 authorized,
issued and outstanding 18,788,494 shares at December 31, 2005	18,788
Additional paid-in capital	2,228,485
Deficit accumulated during development stage	(550,697)

TOTAL STOCKHOLDERS' EQUITY	1,696,576

TOTAL LIABILITES AND STOCKHOLDERS' EQUITY	$1,772,715

The accompanying notes are an integral part of the financial statements.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED DECEMBER 31, 2005 AND 2004, AND
FOR THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO DECEMBER 31, 2005

	For the three month period ended December 31, 2005	For the three month period ended December 31, 2004	April 6, 2004 (inception) to December 31, 2005

Expenses

Product development	89,779	25,701	203,827

Sales & marketing expenses
Advertising	6,100	-	6,100
Marketing payroll and burden	21,708	-	21,708
Marketing and public relations	18,352	9,045	27,998
	46,160	9,045	55,806
General & administrative expenses
Accounting fees	23,744	-	23,744
Audit and tax preparation fee	29,296	-	31,796
Administrative payroll and burden	32,017	-	32,017
Bank charges	66	10	147
Consulting fees	-	-	-
Depreciation	208	-	208
Insurance	3,782	-	3,782
Investment banking fees	-	-	-
Legal expenses	86,611	-	86,611
Merger costs	5,000	-	5,000
Office cost	5,430	3,843	22,299
Recruiting costs	720	-	720
Rent	2,550	-	2,550
Transfer agent and filing fees	19,952	-	19,952
Travel	19,269	3,836	62,184
Utilities	54	-	54
	228,698	7,689	291,063

Total operating expenses	364,637	42,435	550,697

Net operating income (loss)	(364,637)	(42,435)	(550,697)

Other income and expense
Interest income	-	-	-
Interest expense	-	-	-
NET LOSS	$(364,637)	$(42,435)	$(550,697)

Net loss per share	$(0.03)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	14,082,831	11,730,000

The accompanying notes are an integral part of the financial statements.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD APRIL 6, 2004 (INCEPTION) to DECEMBER 31, 2005

	Common Stock
				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
			Paid-in	Development	Equity
	Shares		capital	Stage	(Deficit)
Balances, April 6, 2004
Donated capital		$-	$27,474	$-	$27,474
Stock subscribed
Net loss				(27,474)	(27,474)
Balances, September 30, 2004 (as restated)			27,474	(27,474)	-

Shares issued during the period
Donatated capital			119,525		119,525
Shares issued for cash ($.0003 per share)	12,999,999	1,300	1,700		3,000
Net loss				(158,586)	(158,586)
Balances, September 30, 2005 (as restated)	12,999,999	1,300	148,699	(186,060)	(36,061)

Shares issued in connection with acquisition	5,788,495	17,488	2,079,786		2,097,274
Net loss				(364,637)	(364,637)

Balances, December 31, 2005	18,788,494	$18,788	$2,228,485	$(550,697)	$1,696,576

The accompanying notes are an integral part of the financial statements.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED DECEMBER 31, 2005 AND 2004, and
FOR THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION)TO DECEMBER 31, 2005

	For the three month period ended December 31, 2005	For the three month period ended December 31, 2004	From April 6, 2004 (inception) to Decmeber 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(364,637)	$(42,435)	$(550,697)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation	208		208
Issuance of shares for acquisition	2,097,274		2,097,274
Elimination of note payable on consolidation	(180,000)		(180,000)
CHANGES IN CURRENT ASSETS AND CURRENT
LIABILITIES: (Net of effect of acquisition)
(Increase) decrease in current assets:
Prepaid expenses	(50,978)	-	(54,141)
Deposits	(965)		(965)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	57,967		76,139
NET CASH USED FOR OPERATING ACTIVITIES	1,558,869	(42,435)	1,387,818

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,761)		(2,761)
NET CASH USED FOR INVESTING ACTIVITIES	(2,761)	-	(2,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	-	1,000	3,000
Donated capital		48,063	146,999
Proceeds (payments) from note payable - shareholder	(16,500)
Proceeds from note payable - Manu Forti			180,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	(16,500)	49,063	329,999

NET INCREASE IN CASH	1,539,608	6,628	1,715,056
CASH, beginning of period	175,611
CASH, end of period	$1,715,219	$6,628	$1,715,056

Taxes paid		-
Interest paid		-

Other non-cash investing and financing activities:
Shares issued for services	$791,800	-	$791,800

The accompanying notes are an integral part of the financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in conformity with Generally Accepted Accounting Principles (“GAAP”) for interim financial information and with the instructions to SEC Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto incorporated by reference in the Company’s Annual Report on SEC Form 10-KSB for the year ended September 30, 2005.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all material adjustments required by GAAP to present fairly the financial position of UPSNAP, INC. and its subsidiaries as of December 31, 2005 and the results of their operations for the three months ended December 31, 2005 and 2004 and their cash flows for the three months ended December 31, 2005 and 2004. All such adjustments are of a normal recurring nature, unless otherwise disclosed in this Form 10-QSB or other referenced material. Results of operations for interim periods are not necessarily indicative of results for the full year.

When required, certain reclassifications are made to the prior period’s consolidated financial statements to conform to the current presentation.

Organization

In November 2005, UpSNAP, Inc (formerly Manu Forti Group.) completed an acquisition of UpSNAP USA, Inc. The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein UpSNAP USA, Inc. Inc. is considered the acquirer for accounting and financial reporting purposes (collectively, UpSNAP, Inc. and UpSNAP USA, Inc are referred to hereinafter as the “Company"). The pre-merger assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. The accumulated deficit of UpSNAP USA, Inc. has been brought forward, and common stock and additional paid-in-capital of the combined company have been retroactively restated.

UpSNAP, Inc. (the “Company”) was incorporated on April 6, 2004 (Inception) under the laws of the State of Nevada. For purposes of the financial reporting of our reverse merger acquisition, the date of inception is considered to be April 6, 2004

The Company is a development stage company engaged in the development of technology that will create the first cellular specific directory listings and entertainment platform powered by paid listings and premium services. The Company has no revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, growth, competition, and attracting and retaining key personnel.

Since inception, the Company has devoted substantially all of its efforts to planning, budgeting and research and development.

On August 26, 2005, UpSNAP, Inc. amended its articles of incorporation by changing the name of the Company from Manu Forti Group, Inc. to “UpSNAP, Inc." to more accurately reflect the nature of its business after the recapitalization and reverse merger.

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pursuant to a definitive share exchange agreement dated November 15, 2005 [as previously filed on SEC Form 8-k on November 16, 2005], UpSNAP, Inc. acquired 100% of the issued and outstanding shares of UpSNAP USA, Inc. Under the terms of the agreement, UpSNAP, Inc. issued 11,730,000 shares of its common stock for all of the issued and outstanding stock of UpSNAP USA, Inc. As a result of the acquisition, the former shareholders of UpSNAP USA, Inc. held immediately after the acquisition 62.4% of the issued and outstanding shares of UpSNAP, Inc.'s common stock. The remaining 37.8% were held by UpSNAP, Inc.’s (formerly Manu Forti Group, Inc.) shareholders.

The consolidated financial statements include the operations of UpSNAP, Inc. from November 15, 2005 through December 31, 2005.

UpSNAP, Inc. changed its year-end to September 30 to coincide with the year-end of UPSNAP USA, Inc.

UpSNAP Inc.'s plan of business is committed to the commercialization activities of UpSNAP USA, Inc.’s products, with an emphasis on broadening its market penetration and building product and brand awareness amongst its target customer base. UpSNAP, Inc. intends to grow its revenue stream through the sale of UpSNAP USA Inc.'s products and services such that it can reasonably support its operating expenses through cash flow.

In order to support its business plan, UpSNAP, Inc. will continue to rely on equity financing, and might also seek debt financing. There can be no assurance that any such additional financing will be available on terms, in amounts, or at timing acceptable to the Company, if available at all.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with GAAP. The significant accounting principles are as follows:

Principles of consolidation

The consolidated financial statements include the accounts of UpSNAP, Inc. since November 15, 2005 and its wholly-owned subsidiary, UpSNAP USA, Inc., which is 100% consolidated in the financial statements. All material inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Development Stage Enterprise

In accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not commenced or produced any revenues.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a declining balance method at the following rates as applied to net depreciable value:

      Computer equipment and software:   30%

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Research and Development Expenditures

Research and development expenses consist primarily of web hosting and communication expenses. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company anticipates generating revenues by directing callers who use our directory listings to our advertisers. Revenue will be recognized when the caller is directly connected to our advertiser, on a cost-per-call basis. Cost of revenues consists primarily of revenue share arrangements with the company’s sponsored listings partners in which we will pay a portion of the fees we receive from our advertisers. In addition, the Company will pay fees for callers who utilize the company’s free directory assistance.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Long-lived assets

Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all advertising as incurred. From April 6, 2004 (date of inception) through December 31, 2005, the Company incurred approximately $6,100 for advertising expense. For the year ended September 30, 2005, the Company incurred no advertising expense. During the three months ended December 31, 2005 and 2004, the Company incurred approximately $6,100 and $0, respectively for advertising expense.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has no transactions that would be subject to SFAS 154.

NOTE C - STOCKHOLDERS’ EQUITY

The Company issued 9,999,999 shares of common stock to its directors on December 20, 2004 for $3,000 of which, $2,000 was paid in cash and $1,000 was paid by director’s reimbursable company expense. The shares issued have been restated to reflect the 1.3 to 1 forward split on August 28, 2005.

Donated capital represents Company expenses paid by certain directors of the Company totaling $146,999 during the period from inception to September 30, 2005.

On August 28, 2005, the Board of Directors of UpSNAP, Inc. approved a 1.3 for 1 forward stock split which was approved by a majority of the existing shareholders. The forward stock split has been retroactively applied and is reflected in the statement of stockholders’ equity.

On November 15, 2005, the closing under the Definitive Share Exchange Agreement occurred. 11,730,000 shares of common stock were issued to the stockholders of UpSNAP USA, Inc. Additionally, 370,000 shares of common stock and 560,000 warrants were issued to an investment banking firm in consideration for services provided.

NOTE D - WARRANTS

At December 31, 2005, the Company had 2,384,668 “A” Warrants outstanding, 2,760,000 “B” warrants outstanding, and 560,000 warrants issued to an investment advisory firm. Each outstanding warrant represents the right to purchase one common share for each warrant held as follows:

		Exercise
Warrant	Number of	Price Per	Expiration
Class	Warrants	Warrant	Date

A	1,633,752	$ 1.50	September 2006
A	750,916	$ 1.50	October 2006

	2,384,668

B	1,500,000	$ 1.10	October 2010
B	700,000	$ 1.10	October 2010
	2,200,000

VIANT	560,000	$ 0.90	November 2010

Total	5,144,668

NOTE E - INCOME TAXES

For the twelve month period ended September 30, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2005, the Company had approximately $462,979 of accumulated net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

The components of the Company’s deferred tax asset are as follows:

As of September 30
2005
Deferred tax assets:
Net operating loss carryforwards	$462,979
Total deferred tax assets	462,979

Net deferred tax assets before valuation allowance	462,979
Less: Valuation allowance	(462,979)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss since its inception. The Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2005.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Twelve Month Period Ended September 30
2005
Federal and state statutory rate	$63,260
Change in valuation allowance on deferred tax assets	(63,260)
$0

NOTE F - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $550,697, and as of December 31, 2005, has had no revenue from operations. These factors raise substantial uncertainty about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company is planning on raising funds via securities offerings, however, the Company is dependent upon its ability to secure financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE G - CONCENTRATION OF CREDIT RISK

The Company has deposits of $1,515,219 in a bank in excess of federally insured limits at December 31, 2005. The amount has not been reduced by items recorded in the account not yet clearing the bank.

Management periodically reviews the adequacy and strength of the financial institutions and deems this to be an acceptable risk.

NOTE H - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005:

Computer hardware	$2,761
Accumulated depreciation	(208)
Fixed assets, net	$2,553

NOTE I - COMMITMENTS

On October 1, 2005 the Company began a lease for approximately 700 square feet of office space. The lease extends through September 30, 2006 at a rate of $850 per month. Future maturities associated with this commitment are as follows:

Year Ended
September 30	Amount

2006	$10,200

NOTE J - RELATED PARTY TRANSACTION

The Chairman of the Board of the Company provides services to the Company as its CEO, for monthly compensation of $10,000 and related expenses. The Company pays $10,000 per month in fees to a board member who is providing services related to product content.

NOTE K - SUBSEQUENT EVENTS

On January 6, 2006, we completed the acquisition of substantially all of the assets of XSVoice, Inc., a Tennessee corporation (the "Seller" or "XSVoice"). XSVoice, Inc. is a Nashville, Tennessee-based wireless platform and application developer that, through its proprietary SWInG (Streaming Wireless Internet Gateway) technology, enables mobile access to virtually any type of audio content, including Internet-based streaming audio, radio, television, satellite or other audio source. We also assumed certain liabilities of the Seller relating to the assets acquired. This was reported on 8-k filed January 12, 2006.

In addition to assuming certain liabilities, we paid to the Seller an aggregate purchase price (together with the amounts described in the next paragraph, "Purchase Price") consisting of (i) $198,828.81 in cash, paid to the Seller on the Closing Date (the "Closing Payment"); (ii) an additional $500,000 to be delivered to Seller if and when a majority of our Series A Warrants are exercised or at least $3,200,000 of additional equity capital has been raised by us within 12 months from the Closing Date (the "Warrant Payment" and together with the Closing Payment the "Cash Consideration"). Amounts received in connection with the Warrant Payment will be held and distributed pursuant to the terms of the escrow agreement executed by and among the Seller, our Company and an escrow agent (the "Escrow Agreement"); and (iii) 2,258,470 unregistered shares of our common stock, of which 590,710 shares were delivered to the Escrow Agent to be held and distributed pursuant to the terms of the Escrow Agreement.

The escrow was set up in order to guaranty that certain revenue targets are achieved and to indemnify our company against breaches by the Seller under the Asset Purchase Agreement. The escrowed assets are to be released to the Seller as certain target revenues are achieved by the Business.

In addition, we agreed to pay to Daniels & Associates, L.P. ("Daniels"), as consideration for its investment banking services in connection with the XSVoice transaction, (i) 104,360 unregistered shares of our Common Stock and (ii) $50,000 in cash at the time of the Warrant Payment.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)

REPORT ON AUDIT OF FINANCIAL STATEMENTS

SIX MONTHS ENDED SEPTEMBER 30, 2005
AND YEAR ENDED MARCH 31, 2005
AND FOR THE PERIOD JULY 25, 2003
(INCEPTION OF THE DEVELOPMENT STAGE)
TO SEPTEMBER 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
UpSNAP, Inc.
(Formerly Manu Forti Group, Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheet of UpSNAP, Inc. (Formerly Manu Forti Group, Inc.) (A Development Stage Company) (the “Company”), as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the six months ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of UpSNAP, Inc. (Formerly Manu Forti Group, Inc.) (A Development Stage Company) as of March 31, 2005, for the year then ended, and for the period July 25, 2003 (Date of Inception) to March 31, 2005. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the period July 25, 2003 (Date of Inception) to March 31, 2005, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of UpSNAP, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the six months ended September 30, 2005, and for the period July 25, 2003 (Date of Inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California December 9, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Manu Forti Group, Inc.

We have audited the accompanying balance sheet of Manu Forti Group, Inc. as of March 31, 2005 and March 31, 2004, and the related statements of operations, retained earnings (deficit), cash flows and changes in stockholders' equity (deficit) for the years ended March 31, 2005 and March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manu Forti Group, Inc. as of March 31, 2005 and March 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Moen and Company"
Vancouver, British Columbia, Canada
("Signed")

Chartered
Accountants
May 31, 2005

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
SEPTEMBER 30, 2005 AND MARCH 31, 2005
	September 30,	March 31,
	2005	2005
ASSETS
CURRENT ASSETS
Cash	$1,305,318	$114,742
Prepaid expenses		5,000
Loan receivable (Note B)	180,000

TOTAL CURRENT ASSETS	1,485,318	119,742

TOTAL ASSETS	$1,485,318	$119,742

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,685	$6,320
Loans from shareholders (Note D)	135,200	203,374
Accrued interest on loans from shareholders (Note D)	10,163	2,030
TOTAL CURRENT LIABILITIES	150,048	211,724

STOCKHOLDERS' EQUITY (Note E)

Common stock, par value $.001, 75,000,000 shares authorized; issued and outstanding 4,013,100 at September 30, 2005	4,013	3,087
Additional paid-in capital	137,799	138,725
Common stock subscribed	1,470,377	—
Deficit accumulated during the development stage	(276,919)	(233,794)
TOTAL STOCKHOLDERS' EQUITY	1,335,270	(91,982)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,485,318	$119,742

 See Footnotes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
SIX MONTHS ENDED SEPTEMBER 30, 2005, YEAR ENDED MARCH 31, 2005 AND
THE PERIOD JULY 25, 2003 (INCEPTION) to SEPTEMBER 30, 2005
	Six Months Ended September 30,	Year Ended March 31,	July 25, 2003 (Inception) to September 30,
	2005	2005	2005
General & administrative expenses
Audit fees	$1,652	$18,506	$21,598
Bad debts			63,000
Bank charges and interest	7,717	9,578	17,594
Consulting fees	27,563	49,000	78,563
Geological report		8,595	12,895
Legal expenses	2,574	9,066	60,469
Transfer agent and filing fees	245	3,506	4,951
Website development costs		1,500	13,500
Office cost	75		75
Licenses and permits	700		700
Rent	1,500		1,500
Travel	1,099		1,099
Incorporation costs written off			975

Net loss	$(43,125)	$(99,751)	$(276,919)

Net (loss) per common share basic and diluted	$(0.013)	$(0.038)

Weighted average common shares outstanding
Basic and diluted	3,269,612	2,634,083

The average shares listed below were not included in the
computation of diluted losses per share because to do so
would have been antidilutive for the periods presented:
Warrants	59,132	—

See Footnotes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
THE PERIOD JULY 25, 2003 (INCEPTION) to SEPTEMBER 30, 2005
	Common Stock
	Shares	Amount	Subscribed	Additional Paid-in capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficit)
Balance, July 25, 2003		$—		$—	$—	$—
Shares issued (July 29, 2003)	2,000,000	2,000		—		2,000
Stock subscribed			15,000			15,000
Net loss					(134,043)	(134,043)
Balance, March 31, 2004	2,000,000	2,000	15,000	—	(134,043)	(117,043)

Shares issued for cash ($0.10 per share)	1,187,000	1,187		117,513		118,700
Share Subscriptions issued ($0.10 per share)	150,000	150		14,850		15,000
Stock subscribed			(15,000)			(15,000)
Interest foregone on loan from shareholder				6,112		6,112
Founder stock cancelled	(250,000)	(250)		250		—
Net loss					(99,751)	(99,751)
Balance, March 31, 2005	3,087,000	$3,087	$—	$138,725	$(233,794)	$(91,982)

1.3 : 1 forward stock split	926,100	926		(926)		—
Common stock subscribed			1,470,377			1,470,377
Net loss					(43,125)	(43,125)
Balance, September 30, 2005	4,013,100	$4,013	$1,470,377	$137,799	$(276,919)	$1,335,270

See Footnotes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED SEPTEMBER 30, 2005, YEAR ENDED MARCH 31, 2005, and
THE PERIOD JULY 25, 2003 (DATE OF INCEPTION)TO SEPTEMBER 30, 2005
	Six Months Ended September 30,	Year ended March 31,	July 25, 2003 (Inception) to September 30,
	2005	2005	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(43,125)	$(99,751)	$(276,919)
Adjustments to reconcile net loss
to net cash used by operating activities:
Bad debts			63,000
Interest foregone on loan from shareholder,
added to additonal paid-in-captial		6,112
CHANGES IN CURRENT ASSETS AND CURRENT
LIABILITIES: (Net of effect of acquisition)
(Increase) decrease in current assets:
Prepaid expenses	5,000	(5,000)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	2,421	(22,980)	8,741
NET CASH USED FOR OPERATING ACTIVITIES	(35,704)	(121,619)	(205,178)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments
Loans receivable	(180,000)		(243,000)
NET CASH USED FOR INVESTING ACTIVITIES	(180,000)	—	(243,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock		133,700	135,700
Share subscriptions	1,470,377	(15,000)	1,470,377
Loans from shareholders, net	(64,097)	103,530	141,307
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,406,280	222,230	1,747,384
NET INCREASE IN CASH	1,190,576	100,611	1,299,206
CASH, beginning of period	114,742	14,131	—
CASH, end of period	$1,305,318	$114,742	$1,299,206

Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

Other non-cash investing and financing activities:
Shares issued for services	$—	$—	$—

See Footnotes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was an exploration stage company incorporated in the State of Nevada on July 25, 2003. Initially, the Company had contracted to acquire a mineral property interest in the pursuit of developing a mining operation; however, the Company never determined whether this property contained mineral resources that were economically recoverable and has ceased all mining related activities.

During May 2005, the Company accepted the resignation and replacement of its executive officers and board members and pursued an acquisition strategy of a non mining operating company.

On August 24, 2005, the Company entered into a binding Letter of Intent (LOI) with Up2004SNAP, Inc., (A Development Stage Company) a privately held provider of mobile search services. Up2004SNAP, Inc. is bridging the gap between the Internet and the more than 160 million text-enabled cell phones in the U.S. with its patent-pending technology. Pursuant to the LOI, the Company committed to raise up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00).

On August 26, 2005, in anticipation of a successful business combination with Up2004SNAP, Inc., the Company’s board approved a name change from Manu Forti Group, Inc. to UpSNAP, Inc.

Summary of Significant Accounting Principles

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the "if-converted" method.

Foreign Currency Transactions

The functional and reporting currency is the United States dollar. The financial statements are presented in United States dollars. Foreign assets, liabilities and equity accounts are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the period. The gain or loss on translation is reported as a separate component of stockholders’ equity and is not recognized in net income. Capital accounts are translated at their historical exchange rates when the capital stock is issued. The effect of exchange rate changes on cash balances is reported in the statement of cash flows as a separate part of the reconciliation of change in cash and cash equivalents.

Issuance of common stock

The issuance of common stock for other than cash is recorded by the Company at management’s estimate of the fair value of the assets acquired or services rendered.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

In December 2004 the Financial Accounting Standards Board issued FAS 123-R. FAS 123-R is a revision of FAS No. 123, as amended, Accounting for Stock-Based Compensation ("FAS 123") and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. FAS 123-R eliminates the alternative to use the intrinsic value method of accounting that was provided in FAS 123, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of equity awards to employees. FAS 123-R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. FAS 123-R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees. The Company has adopted FAS 123-R and will apply its provisions when it decides to initiate stock-based compensation awards.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at September 30, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Impact of accounting standards

In November 2004, the FASB issued SFAS 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company’s financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminate the alternative method of accounting for employee share-based payments previously available under APB 25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the second quarter of fiscal year 2006 ending on September 30, 2005. The Company currently has no options outstanding and does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of accounting standards (Continued)

changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

NOTE B - LOAN RECEIVABLE

During September 2005, the Company remitted $180,000 to Up2004SNAP, Inc. for operating capital. The Company anticipates forgiving the loan upon consummation of the merger with Up2004SNAP, Inc. (See NOTE E).

NOTE C - NET OPERATING LOSS CARRY FORWARD

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At March 31, 2004 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years. The valuation allowance increased by approximately $33,915 to $79,490 for the year ended March 31, 2005, assuming a tax rate of 34%. For the six months ended September 30, 2005 the valuation allowance increased by $14,662 to $94,152, assuming a tax rate of 34%.

Year of Loss	Amount	Expiration Date
September 30, 2005	$43,125	September 30, 2025
March 31, 2005	99,751	March 31, 2025
March 31, 2004	134,043	March 31, 2024
	$276,919

The expiration dates for U.S. net operating losses (NOL) may be extendable under Section 381 of the U.S. Internal Revenue Code.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE D - LOANS FROM SHAREHOLDERS

The Company currently has $135,200 and $203,374 in shareholder loans payable and $10,163 and $2,030 in related accrued interest expense as of September 30, 2005 and March 31, 2005, respectively. Interest expense on the outstanding loans for the six months and year ended September 30, 2005 and March 31, 2005 was $8,133 and $2,030, respectively. The loans accrue interest at 12% per annum, are unsecured and have no specific terms of repayment.

All debt and accrued interest was approved for conversion to common stock subsequent to year end (See Note J).

On May 2, 2005, the principal amount of a shareholder loan from Steve McManaman for $101,874 was repaid in full.

NOTE E - COMMON STOCK

At inception on July 29, 2003, the Company issued 2,000,000 founders shares at par or $0.001.

On September 1, 2004, upon the completion of an SB-2 registration and offering, the Company issued 1,337,000 shares of common stock in exchange for $133,700, or $0.10 per share.

On January 21, 2005 250,000 founder shares were returned and canceled leaving 3,087,000 shares outstanding as March 31, 2005.

On August 28, 2005, the Board approved a 1.3 for 1 forward stock split which was approved by a majority of the existing shareholders. The forward stock split resulted in an additional 926,100 shares bringing the total share outstanding as of September 30, 2005 to 4,013,100.

On August 24, 2005, the Company entered into a binding LOI with Up2004SNAP, Inc. The terms of the LOI required the Company to raise up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00) Dollars in equity financing. During September 2005, the Company received $1,470,377 in exchange for 1,633,752 shares of common stock, or $0.90 per share. Each purchaser of a share in the private placement also received one non-transferable series A warrant with an exercise price of $1.50 and a term of twelve months. As of September 30, 2005 no shares related to the placement were issued. Accordingly, the Company recorded these funds to Common Stock Subscribed. The Company has included the shares to be issued in the placement in the weighted average share calculation for EPS purposes.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE F - WARRANTS

At September 30, 2005, pursuant to the private placement described in Note E, the Company had 1,633,752 Series A Warrants outstanding entitling the holder thereof the right to purchase one common share for each warrant held as follows:

		Exercise
Warrant	Number of	Price Per	Expiration
Series	Warrants	Warrant	Date

A	100,000	$ 1.50	9/9/2006
A	100,000	$ 1.50	9/13/2006
A	12,500	$ 1.50	9/20/2006
A	12,500	$ 1.50	9/20/2006
A	72,000	$ 1.50	9/21/2006
A	25,000	$ 1.50	9/22/2006
A	125,002	$ 1.50	9/22/2006
A	25,000	$ 1.50	9/23/2006
A	87,500	$ 1.50	9/23/2006
A	100,000	$ 1.50	9/23/2006
A	12,500	$ 1.50	9/26/2006
A	25,000	$ 1.50	9/26/2006
A	50,000	$ 1.50	9/26/2006
A	525,000	$ 1.50	9/26/2006
A	22,000	$ 1.50	9/27/2006
A	27,750	$ 1.50	9/27/2006
A	150,000	$ 1.50	9/27/2006
A	22,000	$ 1.50	9/28/2006
A	25,000	$ 1.50	9/28/2006
A	115,000	$ 1.50	9/29/2006
Total	1,633,752

NOTE G - RELATED PARTY TRANSACTIONS

In June 2005, the Company entered into an administrative consulting agreement with Todd M. Pitcher to manage and administrate the operations and regulatory requirements of the Company. During the six months ended September 30, 2005, the Company paid Mr. Pitcher $13,000.

In July 2005, the Company entered into a professional services agreement with Justin Frere to perform certain accounting services on behalf of the Company. During the six months ended September 30, 2005, the Company paid Mr. Frere $7,500.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE H - GOING CONCERN AND MANAGEMENT’S PLANS

The Company has incurred losses since inception of $276,919 to September 30, 2005 and has had no revenue from operations. There can be no assurance that the Company will continue as a going concern. The Company has incurred recurring losses and cash flow deficiencies from operations that raise substantial doubt about its ability to continue as a going concern. The Company’s continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity capital sufficient to generate enough cash flow to finance operations in future periods. Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE I - CONCENTRATION OF CREDIT RISK

The Company has deposits of $1,205,919 in a bank in excess of federally insured limits at September 30, 2005. The amount has not been reduced by items recorded in the account not yet clearing the bank.

Management periodically reviews the adequacy and strength of the financial institutions and deems this to be a calculated risk.

NOTE J - SUBSEQUENT EVENTS

From September 30, 2005 through October 31, 2005 the company received an additional $675,823 pursuant to the September 2005 private placement memorandum. All shares were issued October 31, 2005.

On October 31, 2005 the Board of Directors voted to amend the September 2005 private placement memorandum to accept the oversubscribed amount of $166,200.

On October 31, 2005, the Board of Directors voted to convert the existing shareholder debt totaling $145,363 in principal and accrued interest to common stock. Common stock was issued November 11, 2005.

On November 15, 2005, the Definitive Share Exchange Agreement was duly signed. 11,730,000 shares of common stock were issued to the former stockholder’s of Up2004Snap, Inc. Additionally, 370,000 shares of common stock and 560,000 warrants were issued to Viant Capital, LLC in consideration for services provided.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE K - PRO FORMA FINANCIAL INFORMATION

UpSNAP, Inc. (formerly Manu Forti Group, Inc.) (Company), a publicly traded shell company listed on the OTC Bulletin Board (previously an exploration stage company), was incorporated in the state of Nevada, on July 25, 2003. The Company contracted to acquire a mineral property interest but was unable to determine whether the property contained mineral resources that were economically recoverable and subsequently ceased all mining related activities.

On August 24, 2005, the Company entered into a binding Letter of Intent (LOI) with Up2004SNAP, Inc., a development stage company incorporated April 6, 2004 (Inception) and privately held leading provider of mobile search, with headquarters in San Francisco, California. Up2004SNAP, Inc. is bridging the gap between the Internet and cell phones with solutions that leverage the built-in SMS capabilities of the more than 160 million text-enabled cell phones in the U.S. Up2004SNAP, Inc.’s patent-pending technology combines unique wireless search, VoIP and natural language commands to deliver premium services to mobile phones. Pursuant to the LOI, the Company effected a “firm commitment” round of equity financing up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00) Dollars, hereinafter referred to as the Private Placement Memorandum (PPM). Pursuant to the PPM, during September, 2005, the Company received $1,470,377 in exchange for 1,633,752 shares of common stock at $0.90 per share. Each share purchased pursuant to the PPM has one non-transferrable Series A Warrant attached with an exercise price of $1.50 and a term of twelve months. At September 30, 2005 no shares were issued in connection with the PPM, and the funds received have been treated as common stock subscribed

In October, 2005 the Company, a corporation incorporated under the laws of the State of Nevada entered into a definitive share exchange agreement with all of the shareholders of the Up2004SNAP, Inc., a corporation also incorporated under the laws of the State of Nevada. Under the terms of the agreement the Company shall issue 11,730,000 shares of its common stock for all of the issued and outstanding stock of Up2004SNAP, Inc. In addition, there are being issued 370,000 shares to Viant Capital LLC for investment banking services rendered to the Company. These shares together with shares issued in debt conversions, private placement and the forward split of the stock bring the total outstanding to 18,788,494 shares. The exchange has been accounted for as a recapitalization effected through a reverse merger, wherein Up2004SNAP, Inc. is considered the acquirer (Parent) for accounting and financial reporting purposes. In anticipation of a successful merger, the Company’s Board of Directors approved a name change from Manu Forti Group, Inc. to UpSNAP, Inc. on November 3, 2005.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

NOTE K - PRO FORMA FINANCIAL INFORMATION (Continued)

The unaudited pro forma consolidating financial statements give effect to the acquisition as if it had occurred at October 1, 2004 and October 1, 2003. The unaudited pro forma consolidating financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidating financial statements do not purport to represent what the results of operations actually would have been if the events described had occurred as of the dates indicated or what such results will be for any future periods.

The combining companies have different year ends. However, the reporting entity UpSNAP, Inc. (formerly Manu Forti Group, Inc.) whose year end has been March 31 intends to changes its year end to September 30, which is the year end of the private entity Up2004SNAP, Inc. which is the surviving entity.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2005

	Up2004SNAP, Inc.	UpSNAP, Inc. (fka Manu Forti)			September 30, 2005
	September 30,	September 30,		Pro Forma	Pro Forma
	2005	2005		Entries	Consolidated
CURRENT ASSETS:
Cash	$175,611	$1,305,318	(2)	$675,856	$2,156,785
Loans receivable from Up2004SNAP, Inc.	—	180,000	(1)	(180,000)	—
Prepaid expenses	3,000	—			3,000
Total assets:	$178,611	$1,485,318		$495,856	$2,159,785

CURRENT LIABILITIES:
Accounts payable and accrued liabilites	$18,009	$4,685			$22,694
Accrued interest	163	10,163			10,326
Due <from> to related entity					—
Notes payable					—
Notes payable to UpSNAP, Inc.	180,000		(1)	(180,000)	—
Notes payable to shareholders	16,500	135,200			151,700
					—
Total liabilities:	214,672	150,048		(180,000)	184,720

STOCKHOLDERS' EQUITY:
Common stock $.0001 par value;
25,000,000 shares authorized,
9,999,999 shares issued and outstanding	1,000		(3)	(1,000)	—

Common stock $.001 par value;
75,000,000 shares authorized,
18,788,494 shares issued and outstanding		4,013	(2),(3)	14,775	18,788

Additional paid-in capital	148,999	137,799	(2),(3)	1,975,451	2,262,249

Common stock subscribed		1,470,377		(1,470,377)	—
Deficit accumulated during
the development stage	(186,060)	(276,919)	(3)	157,007	(305,972)

	(36,061)	1,335,270		675,856	1,975,065
Total stockholders' equity
and liabilities:	$178,611	$1,485,318		$495,856	$2,159,785

(1)	To eliminate the advance from UpSNAP, Inc. to Up2004Snap, Inc.

(2)	To reflect shares issued in connection with Private Placement Memo

(3)	To reflect total shares issued in connection with Private Placement Memo and acquisition of UpSNAP, Inc. by Up2004Snap, Inc. accounted for as a recapitalization effected through a reverse merger.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.
(A DEVELOPMENT STAGE COMPANY
CONSOLIDATED PRO FORMA STATEMENT OF REVENUE AND EXPENSE (UNAUDITED)
YEAR ENDED SEPTEMBER 30, 2005

	Up2004SNAP, Inc.	UpSNAP, Inc.	Consolidated
	10/1/2004	10/1/2004	10/1/2004
	through	through	through
	9/30/2005	9/30/2005	9/30/2005

Revenue	$—	$—	$—

Expenses
Research and development	104,086		104,086
Business development	38,084		38,084
General and administrative	16,416	119,912	136,328
Total expenses	158,586	119,912	278,498

Net (loss)	$(158,586)	$(119,912)	$(278,498)

Net (loss) per common share
Basic and diluted		$(0.008)	$(0.018)

Weighted average common shares outstanding:
Basic and diluted, as if stock split occurred at beginning of year and
includes subscriptions received in September		4,149,246	4,149,246
Shares to be issued for acqusition		11,730,000	11,730,000
Total Weighted average common shares outstanding
Basic and diluted		15,879,246	15,879,246

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2004

	Up2004SNAP, Inc.	UpSNAP, Inc. (fka Manu Forti)			September 30, 2004
	September 30,	September 30,		Pro Forma	Pro Forma
	2004	2004		Entries	Consolidated
CURRENT ASSETS:
Cash	$—	$84,317	(1)	$2,146,200	$2,230,517
Total assets:	$—	$84,317		$2,146,200	$2,230,517

CURRENT LIABILITIES:
Accounts payable and accrued liabilites	$—	$3,750			$3,750
Notes payable to shareholders		101,874			101,874
					—
Total liabilities:	—	105,624		—	105,624

STOCKHOLDERS' EQUITY:

Common stock $.001 par value;
75,000,000 shares authorized,
19,038,494 shares issued and outstanding		3,337	(2)	15,701	19,038

Additional paid-in capital	27,474	132,363	(1),(2)	2,130,499	2,290,336

Common stock subscribed		—			—

Deficit accumulated during
the development stage	(27,474)	(157,007)			(184,481)

	—	(21,307)		2,146,200	2,124,893
Total stockholders' equity
and liabilities:	$—	$84,317		$2,146,200	$2,230,517

(1)	To reflect shares issued in connection with Private Placement Memo

(2)	To reflect total shares issued in connection with Private Placement Memo and acquisition of UpSNAP, Inc. by Up2004Snap, Inc. accounted for as a recapitalization effected through a reverse merger.

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED MARCH 31, 2005

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED PRO FORMA STATEMENT OF REVENUE AND EXPENSE (UNAUDITED)
YEAR ENDED SEPTEMBER 30, 2004

	Up2004SNAP, Inc.	UpSNAP, Inc.	Consolidated
	10/1/2003	10/1/2003	10/1/2003
	through	through	through
	9/30/2004	9/30/2004	9/30/2004

Net sales	$—	$—	$—

Expenses
General and administrative	27,474	157,007	184,481
Total expenses	27,474	157,007	184,481

Net (loss)	$(27,474)	$(157,007)	$(184,481)

Net (loss) per common share
Basic and diluted		$(0.011)	$(0.012)

Weighted average common shares outstanding:
Basic and diluted		2,090,583	4,149,246
Shares to be issued for acqusition		11,730,000	11,730,000
Total Weighted average common shares outstanding
Basic and diluted		13,820,583	15,879,246

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)

REPORT ON AUDIT OF FINANCIAL STATEMENTS

PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
AND
FOR THE PERIOD APRIL 6, 2004
(INCEPTION OF DEVELOPMENT STAGE)
TO SEPTEMBER 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Up2004Snap, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Up2004Snap, Inc. (A Development Stage Company) (the “Company”), as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Up2004Snap, Inc. (A Development Stage Company) as of September 30, 2004, and for the period April 6, 2004 (Date of Inception) to September 30, 2004. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the period April 6, 2004 (Date of Inception) to September 30, 2004, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Up2004Snap, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended September 30, 2005, and for the period from April 6, 2004 (Date of Inception) to September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California December 9, 2005

Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheet of UpSNAP, Inc (the “Company”) (A Development Stage Company), as of September 30, 2004 and the related statement of operations, stockholders’ equity, and cash flows from April 6, 2004 (Inception) to September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with audit standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UpSNAP, Inc (A Development Stage Company) as of September 30, 2004, and the results of its operations and its cash flows for the period April 6, 2004 (Inception) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

October 21, 2005

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
SEPTEMBER 30, 2005 AND 2004

	September 30
	2005	2004
ASSETS:

Current assets:
Cash	$175,611	$0
Prepaid expenses	3,000
Total current assets	178,611	0

Total Assets	$178,611	$0

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable (Note C)	$18,009	$0
Accrued interest payable (Note D)	163
Note payable - shareholder (Note D)	16,500
Note payable - UpSNAP, Inc. (Note D)	180,000
Total current liabilities	214,672	0

Stockholders’ equity <deficit>:
Series A preferred stock; $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—

Common stock; $0.0001 par value; 25,000,000 shares authorized, 9,999,999 shares issued and outstanding	1,000

Additional paid-in capital	148,999	27,474

Deficit accumulated during the development stage	(186,060)	(27,474)
Total Stockholders’ Equity <Deficit>	(36,061)	0

Total Liabilities and Stockholders’ Equity <Deficit>	$178,611	$0

See Footnotes to Financial Statements

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004,
AND THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
	Year Ended September 30,	April 6, 2004 (Inception) to September 30,	April 6, 2004 (Inception) to September 30,
	2005	2004	2005

Costs and Expenses
Audit fees	2,500	—	$2,500
Bank charges and Interest	244		244
Consulting fees			—
Marketing and Public relations	9,183	464	9,647
Legal expenses			—
Transfer agent and filing fees			—
Product Development costs	104,086	9,962	114,048
Office cost	12,651	3,115	15,766
Licenses and permits	940		940
Rent			—
Travel	28,982	13,933	42,915

Net <Loss>	$(158,586)	$(27,474)	$(186,060)

Net <Loss> per share	$(0.02)	$—

Weighted average common shares outstanding:
Basic and diluted	7,780,821	—

See Footnotes to Financial Statements

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
						Deficit
						Accumulated
	Preferred Stock		Common Stock		Additional	during the	Total
	Number of		Number of		Paid-in	Development	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
BALANCES April 6, 2004	$—	$—	—	—	—	—	—
Donated capital					27,474		27,474
Net loss						(27,474)	(27,474)
BALANCES September 30, 2004	—	—	—	—	27,474	(27,474)	—

Shares issued during the period
Donated capital					119,525		119,525
Shares issued for cash ($.0003 per share)			9,999,999	1,000	2,000		3,000
Net loss						(158,586)	(158,586)
BALANCES September 30, 2005	—	—	9,999,999	$1,000	$148,999	$(186,060)	$(36,061)

See Footnotes to Financial Statements

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004,
AND THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
	Year Ended September 30,		April 6, 2004 (Inception) to September 30,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings <loss>	$(158,586)	$(27,474)	$(186,060)

CHANGES IN CURRENT ASSETS AND CURRENT
LIABILITIES: (Net of effect of acquisition)
(Increase) decrease in current liabilities:
Prepaid expenses	(3,000)		(3,000)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	18,009		18,009
Accrued interest payable	163		163
NET CASH USED FOR OPERATING ACTIVITIES	(143,414)	(27,474)	(170,888)

CASH FLOWS FROM INVESTING ACTIVITIES:
	—	—	—
NET CASH USED FOR INVESTING ACTIVITIES	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	3,000		3,000
Donated capital	119,525	27,474	146,999
Proceeds from note payable-shareholder	16,500		16,500
Proceeds from note payable-Manu Forti	180,000		180,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	319,025	27,474	346,499

NET INCREASE IN CASH	175,611	—	175,611

CASH, beginning of period	—	—	—
CASH acquired	—	—	—
CASH, end of period	$175,611	$—	$175,611

Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

See Footnotes to Financial Statements

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE A - ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

Up2004SNAP, Inc. (the “Company”) was incorporated on April 6, 2004 (Inception) under the laws of the State of Nevada. The Company has headquarters in Davidson, North Carolina.

The Company is a development stage company engaged in the development of technology that will create the first cellular specific directory listings and entertainment platform powered by paid listings and premium services. The Company has no revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, growth, competition, and attracting and retaining key personnel. The Company plans to launch its service in the USA.

Since inception, the Company has devoted substantially all of its efforts to planning, budgeting and research and development.

On August 24, 2005 UpSNAP, Inc., a corporation formed under the laws of the State of Nevada and the stockholders of the Company entered into a binding letter of intent ("LOI").

The LOI contemplates an acquisition under the terms of which UpSNAP, Inc. will issue 12.1 million shares of its common stock to the Company Stockholders in consideration for 100% of the Company’s shares. Assuming the issuance of 12.1 million shares of UpSNAP, Inc. common stock to the Company’s Stockholders, the holders of the shares of UpSNAP, Inc. common stock prior to the transaction will retain approximately 26% of the equity of the Company subsequent to the transaction. Consummation of the transaction is subject to a number of conditions, including the execution of a definitive agreement, the completion of a satisfactory due diligence investigation by both parties, the entry into certain employment agreements by and among UpSNAP, Inc. and certain stockholders of the Company; and definitive approval by the board of directors of UpSNAP, Inc. of the Purchase Agreement and all transactions and developments contemplated thereby.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

These financial statements have been prepared by management in accordance with accounting principals generally accepted in the United States. The significant accounting principles are as follows:

Development Stage Enterprise

In accordance with Statement of Financial Accounting Standards No. 7, Accounting And Reporting By Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not commenced or produced any revenues.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at September 30, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

Research and Development Expenditures

Research and development expenses consist primarily of web hosting and communication expenses. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, Accounting For Research And Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company anticipates generating revenues by directing callers who use our directory listings to our advertisers. Revenue will be recognized when the caller is directly connected to our advertiser, on a cost-per-call basis. Cost of revenues consists primarily of revenue share arrangements with the company’s sponsored listings partners in which we will pay a portion of the fees we receive from our advertisers. In addition, the Company will pay fees for callers who utilize the company’s free directory assistance.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all costs of advertising as incurred. The company has not incurred any advertising costs included in selling, general and administrative expenses as of September 30, 2005.

Reclassifications

Certain reclassifications have been made in the 2004 totals to conform to the classifications used in 2005.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE C - ACCOUNTS PAYABLE

At September 30, 2005 accounts payable consisted of the following:

Vendors payable	$14,441
Board member expense reimbursements payable	3,568
$18,009

NOTE D - NOTES PAYABLE

On August 31, 2005, the Company entered into a $16,500 loan agreement with one of its directors. The short-term note carries no interest and is due upon the Company receiving incoming financing of $1 million or greater. Interest, if imputed, would be immaterial to these financial statements taken as a whole.

The Company entered a $90,000 one-year Note with UpSNAP, Inc. on September 13, 2005 and an additional one-year $90,000 Note on September 14, 2005. The interest rate is 2%, payable annually, at UpSNAP, Inc.’s option in either the Company’s common stock or cash. The Company anticipates forgiveness of the loan upon consummation of the merger with UpSNAP, Inc. Interest accrued for the year ended September 30, 2005 was $163.

NOTE E - STOCKHOLDER’S EQUITY

The Company amended its Articles of Incorporation on December 15, 2004 to increase the authorized number of shares of capital stock from a single class of 75,000 shares of common stock with no par value to 25,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of Series A Preferred stock with a par value of $0.0001 per share.

Common Stock

The Company issued 9,999,999 shares of common stock to its directors on December 20, 2004 for $3,000 of which, $2,000 was paid in cash and $1,000 was paid by director’s reimbursable company expense.

Holders of common stock are entitled to one vote for each share of stock held and the right to share in the dividends and other distributions from the Company according to such holder’s proportionate interest in the issued and outstanding Common Stock of the Company, subject to the rights and preferences of each series of the Company’s preferred stock as may be designated from time to time by the Board of Directors.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE E - STOCKHOLDER’S EQUITY (Continued)

Common Stock (Continued)

The holders of common stock have preemptive rights to purchase shares necessary to maintain each Shareholder’s interest if the Board of Directors authorizes the Company to issue shares of Common Stock or other securities that are exercisable for, convertible into or exchangeable for shares of Common Stock. The Secretary of the Company shall promptly deliver written notice of such authorization to each Shareholder. Each Shareholder shall be permitted to purchase on the terms set forth in such written notice up to that number of shares of Common Stock necessary to maintain such Shareholder's Interest These preemptive rights shall terminate and be of no further force or effect immediately prior to, on and after an Initial Public Offering.

Preferred Stock

The company has not made provisions for the rights associated with the Series A Preferred stock.

Donated capital

Donated capital represents Company expenses paid by certain directors of the Company totaling $146,999 during the period from inception to September 30, 2005 (See Note G).

NOTE F - INCOME TAXES

For the twelve month period ended September 30, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2005, the Company had approximately $186,060 respectively of accumulated federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE F - INCOME TAXES (Continued)

The components of the Company’s deferred tax asset are as follows:

As of September 30
2005
Deferred tax assets:
Net operating loss carryforwards	$186,060
Total deferred tax assets	186,060

Net deferred tax assets before valuation allowance	186,060
Less: Valuation allowance	(186,060)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2005.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Twelve Month Period Ended September 30
2005
Federal and state statutory rate	$63,260
Change in valuation allowance on deferred tax assets	(63,260)
$0

NOTE G - RELATED PARTY TRANSACTION

On May 1, 2004, the Company executed a $30,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for an 18 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the term, will forgive the note. The company had borrowed $30,000 as of September 30, 2005, however, the note was forgiven and treated as donated capital as of that date (See Note E).

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE G - RELATED PARTY TRANSACTION (Continued)

On May 1, 2005, the Company executed a $250,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for a 12 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the tem, will forgive the note. The company had borrowed $116,199 as of September 30, 2005, however, the note was forgiven and treated as donated capital as of that date (See Note E).

Total donated capital at September 30, 2005 amounted to $146,999.

Interest, if imputed, would not be material to the financial statements taken as a whole and has thus not been accrued.

NOTE H - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $186,060, and as of September 30, 2005, has had no revenue from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company is planning on raising funds via private placement offerings. If the securities offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as loans over the next twelve-month period. However, the Company is dependent upon its ability to secure financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE I - CONCENTRATION OF CREDIT RISK

The Company has deposits of $75,611 in a bank in excess of federally insured limits at September 30, 2005. The amount has not been reduced by items recorded in the account not yet clearing the bank.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE I - CONCENTRATION OF CREDIT RISK (Continued)

Management periodically reviews the adequacy and strength of the financial institutions and deems this to be a calculated risk.

NOTE J - ACQUISITION OF UPSNAP, INC.

UpSNAP, Inc. (formerly Manu Forti Group, Inc.) (Subsidiary), a publicly traded shell company listed on the OTC Bulletin Board (previously an exploration stage company), was incorporated in the state of Nevada, on July 25, 2003. The Subsidiary contracted to acquire a mineral property interest but was unable to determine whether the property contained mineral resources that were economically recoverable and subsequently ceased all mining related activities.

On August 24, 2005, the Subsidiary entered into a binding Letter of Intent (LOI) with Up2004SNAP, Inc., (the Company). Pursuant to the LOI, the Subsidiary effected a “firm commitment” round of equity financing up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00) Dollars, hereinafter referred to as the Private Placement Memorandum (PPM). Pursuant to the PPM, during September, 2005, the Subsidiary received $1,470,377 in exchange for 1,633,752 shares of common stock at $0.90 per share. Each share purchased pursuant to the PPM has one non-transferable Series A Warrant attached with an exercise price of $1.50 and a term of twelve months. At September 30, 2005 no shares were issued in connection with the PPM.

In October, 2005 the Subsidiary, a corporation incorporated under the laws of the State of Nevada entered into a definitive share exchange agreement with all of the shareholders of the Company, a corporation also incorporated under the laws of the State of Nevada. Under the terms of the agreement the Subsidiary shall issue 11,730,000 shares of its common stock for all of the issued and outstanding stock of the Company. In addition, there are being issued 370,000 shares to Viant Capital LLC for investment banking services rendered to the Company. These shares together with shares issued in debt conversions, private placement and the forward split of the stock bring the total outstanding to 18,788,494 shares. The exchange has been accounted for as a recapitalization effected through a reverse merger, wherein the Company is considered the acquirer (Parent) for accounting and financial reporting purposes. In anticipation of a successful merger, the Subsidiary’s Board of Directors approved a name change from Manu Forti Group, Inc. to UpSNAP, Inc. on November 3, 2005.

UP2004SNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE K - SUBSEQUENT EVENTS

Subsequent to year end the Company consummated the Share Exchange Agreement through signing the agreement and the shares were exchanged.

From September 30, 2005 through October 31, 2005 UpSNAP, Inc. (the Subsidiary) received an additional

$675,823 pursuant to the September 2005 private placement. All shares were issued October 31, 2005

On October 31, 2005 the Board of Directors of the Subsidiary voted to amend the September 2005 private placement to accept the oversubscribed amount of $166,200.

On November 15, 2005, the Definitive Share Exchange Agreement was duly signed. 11,730,000 shares of common stock were issued to the former stockholder’s of Up2004Snap, Inc. Additionally, 370,000 shares of common stock and 560,000 warrants were issued to Viant Capital, LLC in consideration for services provided.

XSVOICE, INC.

REPORT ON AUDIT OF FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
XSVoice, Inc.

We have audited the accompanying balance sheet of XSVoice, Inc., as of December 31, 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of XSVoice, Inc.) as of December 31, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004, respectively in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California March 10, 2006

XSVOICE, INC.
Balance Sheet
December 31, 2005

December 31,
2005

ASSETS

CURRENT ASSETS
Cash	$12,737
Accounts receivable (Notes B and J)	150,634

TOTAL CURRENT ASSETS	163,372

Fixed assets, net (Note D)	191,243

Deposits	7,500

TOTAL ASSETS	$362,115

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses (Note C)	$707,840
Related party notes payable (Note H)	19,518
Accrued interest payable	50,011
Notes payable (Note H)	611,840

TOTAL CURRENT LIABILITIES	1,389,209

STOCKHOLDERS' EQUITY (Note G)

Class A - Voting Common stock, par value $.001,
20,000,000 shares authorized; issued and
outstanding 8,882,178 at December 31, 2005	8,882

Class B - Non-Voting Common stock, par value $.001,
1,500,000 shares authorized; issued and
outstanding 785,000 December 31, 2005	785

Additional paid-in capital	3,718,629

Treasury stock	(22,750)
Retained Earnings <Deficit>	(4,732,640)

TOTAL STOCKHOLDERS' EQUITY <DEFICIT>	(1,027,094)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$362,115

See Notes to Financial Statements

XSVOICE, INC.
Statements of Operations
Years Ended December 31, 2005 and 2004

	Year Ended December 31,
	2005	2004
REVENUES
Sales	$840,002	$419,920
Cost of sales	(344,228)	(338,950)
Gross profit	495,774	80,970

EXPENSES
Selling, general and administrative	1,162,186	2,146,393
Depreciation	68,494	55,335
Total expense	1,230,680	2,201,728

Loss from operations	(734,905)	(2,120,758)

OTHER INCOME AND EXPENSES
Gain on forgiveness of debt	9,526	94,204
Gain on sale of assets	59,400
Gain on settlement with vendors	69,279
Interest income		21
Vendor reimbursement for equipment		33,250
Other income	80	88
Loan cost expense	(66,503)	(1,100)
Interest expense	(68,195)	(4,551)
Total other income and expenses	3,588	121,913

NET INCOME (LOSS)	$(731,318)	$(1,998,845)

Weighted average shares outstanding
Basic	9,825,681	8,939,906
Diluted	12,457,346	10,530,517

Loss per share	($0.07)	($0.22)

See Notes to Financial Statements

XSVOICE, INC.
Statements of Stockholders' Equity
Years Ended December 31, 2005 and 2004

	Class A - Voting		Class B - Non Voting					Total
	Common Stock		Common Stock		Additional		Retained	Stockholders'
	Number of		Number of		Paid-in	Treasury	Earnings	Equity
	Shares	Amount	Shares	Amount	Capital	Stock	<Deficit>	<Deficit>
December 31, 2003	6,722,296	$6,722	785,000	$785	$1,876,599	$-	$(2,002,478)	$(118,371)

Shares issued for services	962,632	963			1,024,477			1,025,440
Exercise of warrants	295,000	295			58,705			59,000
Shares issued for cash	550,000	550			549,450			550,000
Net loss							(1,998,845)	(1,998,845)

BALANCES
December 31,2004	8,529,928	$8,530	785,000	$785	$3,509,231	-	($4,001,323)	(482,777)

Shares issued for services	325,000	325			162,175			162,500
Exercise of warrants	25,000	25			4,975			5,000
Shares issued for cash	125,000	125			24,875			25,000
Shares issued to lender	100,000	100			39,900			40,000
Shares redeemed	(222,750)	(223)			(22,527)	(22,750)		(45,500)
Net loss							(731,318)	(731,318)

BALANCES
December 31, 2005	8,882,178	$8,882	785,000	$785	$3,718,629	$(22,750)	$(4,732,640)	$($1,027,094)

See Notes to Financial Statements

XSVOICE, INC.
Statements of Cash Flows
Years Ended December 31, 2005 and 2004

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers	$1,108,395	$417,831
Other operating cash receipts	3,656	745
Cash provided by operating activities	1,112,051	418,577

Cash paid to suppliers	617,477	296,775
Cash paid to employees and independent contractors	661,009	654,182
Cash paid for expenses	219,262	203,398
Cash paid for interest expense	18,092	-
Cash paid for operating activities	1,515,839	1,154,356

NET CASH USED FOR OPERATING ACTIVITIES	(403,788)	(735,779)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of furniture and equipment	(95,027)	(19,480)
Vendor reimbursement for equipment	42,000	-
Deposits	-	(7,500)
NET CASH USED FOR INVESTING ACTIVITIES	(53,027)	(26,980)

CASH FLOWS FROM FINANCING ACTIVITIES:

Sale of common stock	30,000	609,000
Borrowing of notes payable	500,000	186,000
Repayment of notes payable	(74,160)	(60,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	455,840	735,000

NET INCREASE <DECREASE> IN CASH	(975)	(27,759)

CASH, beginning of period	13,712	41,472

CASH, end of period	$12,737	$13,712

See Notes to Financial Statements

XSVOICE, INC.
Statements of Cash Flows (continued)
Years Ended December 31, 2005 and 2004

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net loss	$(731,318)	$(1,998,845)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation	68,494	55,335
Gain on forgiveness of debt	(78,806)	(94,204)
Shares issued for services	162,500	1,025,440
Gain on sale of assets	(59,400)	-
Shares issued to lender	40,000
CHANGES IN CURRENT ASSETS AND CURRENT
LIABILITIES:
(Increase) decrease in current assets:
Accounts receivable	(112,123)	(38,511)
Deferred Loan Closing Costs		1,100
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	263,707	323,069
Accrued interest payable	43,158	(9,163)

NET CASH USED FOR OPERATING ACTIVITIES	(403,788)	(735,779)

NON-CASH STOCK TRANSACTIONS

Shares issued for services	$162,500	$1,025,440
Shares issued to lender	$40,000	$-

See Notes to Financial Statements

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE A - ORGANIZATION

XSVoice, Inc. (the “Company”) was incorporated on December 1, 2000 (Inception) under the laws of the State of Tennessee. The Company has headquarters in Nashville, Tennessee.

The Company is a wireless platform and application developer that, through its proprietary SWInG (Streaming Wireless Internet Gateway) technology, enables mobile access to virtually any type of audio content, including Internet-based streaming audio, radio, television, satellite or other audio source. Thanks to XSVoice's technology, carrier distribution channels and premium content provider relationships, wireless users can access a continuously growing array of streaming, mobile-oriented information and entertainment services.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

These financial statements have been prepared by management in accordance with accounting principals generally accepted in the United States. The significant accounting principles are as follows:

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a double declining basis using the following lives:

Computer equipment and software:	5 years
Furniture and equipment:	7 years
Leasehold improvements:	39 years

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Research and Development Expenditures

Research and development expenses consist primarily of professional services provided for the development of the SWInG (Streaming Wireless Internet Gateway) technology. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company generating revenues when cellular telephone users access the Company’s content through one of the cellular telephone carriers. Revenue is recognized when the Company receives usage confirmation from a cellular telephone carrier. Revenues are net after the carrier takes out its share. Cost of revenues consists primarily of revenue share arrangements with the company’s carrier and content provider partners.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Accounts receivable

Accounts deemed uncollectible are written off in the year they become uncollectible.

Long-lived assets

Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

Advertising costs

The Company expenses all costs of advertising as incurred. Advertising costs of $329 and $7,099 were incurred for the years ended December 31, 2005 and 2004 respectively.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Loss per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has no transactions that would be subject to SFAS 154.

NOTE C - ACCOUNTS PAYABLE

At December 31, 2005 accounts payable consisted of the following:

Vendors payable	$286,399
Payable to former stockholders	27,500
Board member expense reimbursements payable	21,891
Deferred compensation	372,050
$707,840

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005:

Furniture and Fixtures	$8,830
Equipment	136,192
Computer Systems	278,161
Leasehold Improvements	5,440
428,623
Less: Accumulated. Depreciation	(237,380)
Total Fixed Assets	$191,243

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE E - INCOME TAXES

For the twelve month period ended December 31, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2005, the Company had approximately $4,552,000 respectively of accumulated federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2021.

The components of the Company’s deferred tax asset are as follows:

As of December 31
2005
Deferred tax assets:
Net operating loss carryforwards	$4,552,000
Total deferred tax assets	4,552,000

Net deferred tax assets before valuation allowance	4,552,000
Less: Valuation allowance	(4,552,000)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2005.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Twelve Month Period Ended December 31
2005
Federal and state statutory rate	$1,593,200
Change in valuation allowance on deferred tax assets	(1,593,200)
$0

NOTE F - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $4,732,640, and as of December 31, 2005. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE G - STOCKHOLDER’S EQUITY

Class A - Voting Common Stock

Holders of Class A Common Stock are entitled to one vote for each share of stock held and the right to share in the dividends and other distributions from the Company according to such holder’s proportionate interest in the issued and outstanding Common Stock of the Company. Holders of Class A Common Stock are not entitled to redemption or conversion rights, or preemptive rights with respect to any shares or other securities of the corporation that may be issued.

Class B - Non-Voting Common Stock

Holders of Class B Non-Voting Common Stock are entitled to o share in the dividends and other distributions from the Company according to such holder’s proportionate interest in the issued and outstanding Common Stock of the Company. Holders of Class B Non-Voting Common Stock are not entitled to redemption or conversion rights, or preemptive rights with respect to any shares or other securities of the corporation that may be issued. In all respects, except voting rights, holders of Non-Voting Common Stock shall have the same preferences, limitations and relative rights as the holders of Common Stock.

Stock Issued for Cash

During the year ended December 31, 2004, the Company issued 550,000 shares of Class A - Voting Common Stock in exchange for cash of $550,000.

During the year ended December 31, 2005, the Company issued 125,000 shares of Class A - Voting Common Stock in exchange for cash of $25,000.

Stock Issued for Services

During the year ended December 31, 2004, the Company issued 962,632 shares of Class A - Voting Common Stock in exchange for services with a total value of $1,025,440.

During the year ended December 31, 2005, the Company issued 325,000 shares of Class A - Voting Common Stock in exchange for services with a total value of $162,500.

Stock Issued to Lender

During the year ended December 31, 2005, the Company issued 100,000 shares of Class A - Voting Common Stock as part of the consideration for the Note from a Tennessee partnership. See Note H - Notes Payable.

Shares Redeemed

During the year ended December 31, 2005, shareholders redeemed a total of 222,750 shares of Class A - Voting Common Stock in exchange for $22,750. The company paid this obligation in January 2006. See Note N- Subsequent Events.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE G - STOCKHOLDER’S EQUITY (continued)

Warrant Activity

During the year ended December 31, 2004 we issued 295,000 shares of Class A - Voting Common Stock in exchange for $59,000.

During the year ended December 31, 2005 we issued 25,000 shares of Class A - Voting Common Stock in exchange for $5,000.

NOTE H - NOTES PAYABLE

Unsecured note payable to the Company’s Chairman in the amount of $23,518. The Note carries an interest rate of 6% and is due on demand. As of December 31, 2005 this Note remains unpaid and no demand has been made.

In October, 2004, the Company entered into separate $5,000 loans with two of its shareholders. The short-term notes carry no interest. Interest, if imputed, would be immaterial to these financial statements taken as a whole.

On November 5, 2004 the Company entered into a $176,000 Note with one of its carrier partners. The interest rate is 5% above the prime rate and is subject to an additional 2% after any Event of Default. The Company made a $62,500 principal payment on May 31, 2005. The principal sum and all unpaid interest were due to be paid in full by November 30, 2005. The Company is currently in default of this obligation which at December 31, 2005 consisted of principal of $113,500 and accrued interest of approximately $20,921.

The Company believes that it had an understanding with the management team of the customer that the remaining outstanding balance would be either capitalized or discounted in its entirety based upon work the Company was asked to perform for the customer. In reliance upon the arrangement, the Company performed the requested work, but the new work product was never acted upon by the customer due to a series of unrelated business events. Based upon the new arrangement and work performed, the Company has made no further payments to the customer and the customer has made no demand for any such payment.

The Company entered a $500,000 one-year Note with a Tennessee general partnership on February 16, 2005, payable in two distributions of $250,000 each which were made in February and June 2005. The terms of the Note included the issuance of 100,000 shares of class A common stock, 625,000 stock options for class A common stock at an option price of $0.40 per share, and the payment of a 5% Loan Fee and expenses related to the Note. The interest rate is 1% per month on the outstanding principal balance. Payment terms were no principal and interest capitalized for the first three months, payments of interest only for the fourth through sixth month, principal payments amortized over 36 months and interest for the seventh through eleventh month, and outstanding principal and interest for the twelfth month. As of December 31, 2005 the principal due on the note was $488,340 and accrued interest payable was approximately $27,000. The Note was converted to shares subsequent to year end; see Note-N Subsequent Events.

Total interest expense for the years ended December 31, 2005 and 2004 was $68,195 and $ 4,551, respectively.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE I - COMPANY IS DEPENDENT ON A MAJOR CARRIER

The Company is dependent on third-party wireless carriers to provide access to mobile phone users. In 2005 and 2004 virtually all of the company’s revenues were generated by a single wireless carrier. The loss of this carrier or lack of access to other carrier’s networks could have a material adverse effect on the Company.

NOTE J - CONCENTRATION OF ACCOUNTS RECEIVABLE

At December 31, 2005 one customer accounted for 82% of the Company’s accounts receivable.

NOTE K - RELATED PARTY TRANSACTION

The Chairman of the Board of the Company provides services to the Company through his independent consulting firm. Total cash compensation paid during the year ended December 31, 2005 was approximately $86,410.

NOTE L - WARRANTS

At December 31, 2005, the Company had 2,631,665 Warrants outstanding entitling the holder thereof the right to purchase one common share for each warrant held as follows:

Number of Warrants	Exercise Price per Warrant	Expiration Date
45,000	$ 0.25	90 days after $5 Million raise
30,000	$ 0.25	90 days after $5 Million raise
20,000	$ 0.25	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
20,000	$ 1.00	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
25,000	$ 0.25	90 days after $5 Million raise
25,000	$ 0.25	90 days after $5 Million raise
166,666	$ 0.60	90 days after $5 Million raise
666,666	$ 0.60	7/14/2006
183,333	$ 0.60	90 days after $5 Million raise
1,250,000	$ 0.35	30 days after change of control
2,631,665

The Company had 295,000 warrants exercised during the year ended December 31, 2004 in exchange for cash consideration of $59,000. The Company had 25,000 warrants exercised during the year ended December 31, 2005 in exchange for cash consideration of $5,000.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE M - COMMITMENTS

The Company executed a five year lease on February 13, 2004 for approximately 3,830 square feet of office space. The lease extends through March 31, 2009 at a current rate of $5,107 per month. .Future maturities associated with this commitment are as follows:

Year Ended December 31
2006	$62,716
2007	64,631
2008	66,546
2009	16,756

NOTE N - SUBSEQUENT EVENTS

On January 6, 2006 ("Closing Date"), UpSNAP, Inc., a Nevada corporation, completed an acquisition of substantially all of the assets of XSVoice, Inc.

Pursuant to the Asset Purchase Agreement, dated as of the Closing Date ("Asset Purchase Agreement"), UpSNAP, Inc. acquired from the Company substantially all of the Company’s assets used or useful in connection with the conduct of, or arising out of the conduct of, the Company's business (the "Business"). UpSNAP, Inc. also assumed certain liabilities of the Company relating to the assets acquired.

In addition to assuming certain liabilities, UpSNAP, Inc. paid to the Company an aggregate purchase price (together with the amounts described in the next paragraph, "Purchase Price") consisting of (i) $198,828.81 in cash, paid to the Company on the Closing Date (the "Closing Payment"); (ii) an additional $500,000 to be delivered to Company if and when a majority of UpSNAP’s Series A Warrants are exercised or at least $3,200,000 of additional equity capital has been raised by UpSNAP within 12 months from the Closing Date (the "Warrant Payment" and together with the Closing Payment the "Cash Consideration"). Amounts received in connection with the Warrant Payment will be held and distributed pursuant to the terms of the escrow agreement executed by and among the Company, UpSNAP, Inc. and an escrow agent (the "Escrow Agreement"); and (iii) 2,258,470 unregistered shares of UpSNAP, Inc. common stock, $.001 par value ("Common Stock"), of which 590,710 shares will be delivered to the Escrow Agent to be held and distributed pursuant to the terms of the Escrow Agreement.

The escrow was set up in order to guaranty that certain revenue targets are achieved and to indemnify UpSNAP, Inc. against breaches by the Company under the Asset Purchase Agreement. The escrowed assets are to be released to the Company as certain target revenues are achieved by the Business in accordance with the provisions of the Asset Purchase Agreement.

The Company began the dissolution process in January 2006. As part of this process, the Company notified all warrant holders that all outstanding warrants needed to be exercised within 90 days of the sale of the company’s assets, or April 6, 2006.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE N - SUBSEQUENT EVENTS (continued)

On January 6, 2006 the Company issued 2,854,404 shares of its Class A Common Stock. 45,000 of these shares were issued for $0.25 warrants. 2,809,404 shares were issued to extinguish liabilities:

Number of Shares	Value per Share	Liability extinguished
2,061,360	$0.25	Note payable
359,661	$0.50	Deferred compensation
261,765	$0.50	Accrued compensation

In January 2006 the Company paid $22.750 for the shares of Common Stock redeemed in November 2005.

NOTE O - PRO FORMA FINANCIAL INFORMATION

On January 6, 2006 ("Closing Date"), UpSNAP, Inc., a Nevada corporation, completed an acquisition of substantially all of the assets of XSVoice, Inc.

Pursuant to the Asset Purchase Agreement, dated as of the Closing Date ("Asset Purchase Agreement"), UpSNAP, Inc. acquired from the Company substantially all of the Company’s assets used or useful in connection with the conduct of, or arising out of the conduct of, the Company's business (the "Business"). UpSNAP, Inc. also assumed certain liabilities of the Company relating to the assets acquired.

The unaudited pro forma consolidating financial statements give effect to the acquisition as if it had occurred at December 31, 2005 and September 30, 2005. The unaudited pro forma consolidating financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidating financial statements do not purport to represent what the results of operations actually would have been if the events described had occurred as of the dates indicated or what such results will be for any future periods.

The combining companies have different year ends. For purposes of these statements, the year end of December 31 for XSVoice, Inc. has been changed to September 30, which is the year end of UpSNAP, Inc. which is the surviving entity

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

UPSNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
September 30, 2005

					September 30,
	UpSNAP, Inc.	XSVoice, Inc.			2005
	September 30,	September 30,		Pro-Forma	Pro-Forma
	2005	2005		Entries	Consolidated
Assets
Current assets:
Cash	$175,611	$1,436	(1) (2)	$(1,436)	$175,611
Accounts receivable, net		157,520	(2)	133,179	290,699
Prepaid expenses	3,000				3,000
Total current assets	178,611	158,956		131,743	469,310

Fixed assets, net		259,737	(2)	100,000	359,737

Deposits		7,500	(1)	(7,500)	-

Goodwill			(2)	6,079,224	6,079,224

Total Assets	$178,611	$426,193		$6,303,467	$6,908,271

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$18,009	$501,106	(1)	$(501,106)	$18,009
Accrued interest payable	163	14,457	(1)	(14,457)	163
Payable to XSVoice	-	-	(2)	198,829	198,829
Note payable - shareholder	16,500	29,044	(1)	(29,044	16,500
Notes payable	180,000	611,840	(1) (2)	(498,340)	293,500
Total current liabilities	214,672	1,156,446		(844,117)	527,001

Stockholders' equity
Class A - Voting Common stock, par value $.001,
20,000,0000 shares authorized; issued and outstanding $8,882,178		8,780	(1)	(8,780)	-
Class B - Non-Voting Common stock, par value $.001,
1,500,0000 shares authorized; issued and outstanding 785,000		785	(1)	(785)	-
Common stock; $0.0001 par value; 97,500,000 shares
authorized, 12,999,999 shares issued and outstanding	1,300		(2)	2,363	3,663
Additional paid-in capital	148,699	3,578,981	(1) (2)	2,826,422	6,554,102
Deficit accumulated	(186,060)	(4,318,800)	(1)	4,318,800	(186,060)
Total Stockholders' Equity	(36,061)	(730,254)		7,147,585	6,381,270

Total Liabilities and Stockholders' Equity	$178,611	$426,193		$6,303,467	$6,908,271

(1) To eliminate assets and liabilites of XSVoice not acquired as part of the January 6, 2006 Asset Purchase Agreement.
(2) Purchase accounting entry to reflect UpSNAP, Inc. January 6, 2006 purchase of the assets of XSVoice, Inc.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

UPSNAP, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
December 31, 2005

					December 31,
	UpSNAP, Inc.	XSVoice, Inc.			2005
	December 31,	December 31,		Pro-Forma	Pro-Forma
	2005	2005		Entries	Consolidated
Assets

Current assets:
Cash	$1,715,219	$12,737	(1)(2)	($211,566)	$1,516,390
Accounts receivable, net		150,634	(1)(2)	74,043	224,677
Prepaid expenses	53,978				53,978
Total current assets	1,769,197	163,372		(137,524)	1,795,045

Fixed assets, net	2,553	191,243	(2)	100,000	293,796

Deposits	965	7,500	(1)	(7,500)	965

Goodwill			(2)	6,079,224	6,079,224

Total Assets	$1,772,715	$362,115		$6,034,200	$8,169,030

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$76,139	$707,840	(1)	($707,840)	$76,139
Accrued interest payable	-	50,011	(1)	(50,011)	-
Note payable - shareholder	-	19,518	(1)	(19,518)	-
Notes payable	-	611,840	(1)(2)	(498,340)	113,500
Total current liabilities	76,139	1,389,209		(1,275,709)	189,639

Stockholders' equity
Class A - Voting Common stock, par value $.001,
20,000,0000 shares authorized; issued and outstanding 8,882,178		8,882	(1)	(8,882)	-
Class B - Non-Voting Common stock, par value $.001,
1,500,0000 shares authorized; issued and outstanding 785,000		785	(1)	(785)	-
Series A preferred stock; $0.0001 par value; 10,000,000
shares authorized, no shares issued and outstanding	-				-
Common stock; $0.001 par value; 97,500,000 shares
authorized, 18,788,494 shares issued and outstanding	18,788		(2)	2,363	21,151
Additional paid-in capital	2,228,485	3,718,629	(1)(2)	2,561,823	8,508,937
Treasury stock		(22,750)	(1)	22,750	-
Deficit accumulated	(550,697)	(4,732,640)	(1)	4,732,640	(550,697)
Total Stockholders' Equity	1,696,576	(1,027,094)		7,309,909	7,979,391

Total Liabilities and Stockholders' Equity	$1,772,715	$362,115		$6,034,200	$8,169,030

(1) To eliminate assets and liabilites of XSVoice not acquired as part of the January 6, 2006 Asset Purchase Agreement.
(2) Purchase accounting entry to reflect UpSNAP, Inc. January 6, 2006 purchase of the assets of XSVoice, Inc.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

UPSNAP, INC.
CONSOLIDATED PRO FORMA STATEMENT OF REVENUE AND EXPENSE (UNAUDITED)
YEAR ENDED SEPTEMBER 30, 2005

	UpSNAP, Inc.	XSVoice, Inc.			Consolidated
	10/1/2004 -	10/1/2004 -		Pro-Forma	10/1/2004 -
	9/30/2005	9/30/2005		Entries	9/30/2005
REVENUES
Sales	$-	$801,645			$801,645
Cost of sales		(454,289)			(454,289)
Gross profit	-	347,356			347,356

EXPENSES
Selling, general and administrative	158,586	1,052,417			1,211,003
Depreciation		55,335			55,335
Total expense	158,586	1,107,752			1,266,338

Loss from operations	(158,586)	(760,396)			(918,982)

OTHER INCOME AND EXPENSES
Gain on forgiveness of debt		51,963	(1)	(51,963)	-
Gain on sale of assets		33,250	(1)		33,250
Gain on settlement with vendors		69,279	(1)	(69,279)	-
Interest income					-
Vendor reimbursement for equipment					-
Other income		80			80
Loan cost expense		(66,503)	(1)	66,503	-
Interest expense	-	(30,834)	(1)	30,834	-
Total other income and expenses	-	57,235		(23,905)	33,330

NET LOSS	($158,586)	($703,161)		($23,905)	($885,652)

(1) To eliminate expenses related to assets and liabilites of XSVoice not acquired as part of the January 6, 2006 Asset Purchase Agreement.

XSVOICE, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

UPSNAP, INC.
CONSOLIDATED PRO FORMA STATEMENT OF REVENUE AND EXPENSE (UNAUDITED)
THREE MONTH PERIOD ENDED DECEMBER 31, 2005

	UpSNAP, Inc.	XSVoice, Inc.			Consolidated
	10/1/2005 -	10/1/2005 -		Pro-Forma	10/1/2004 -
	12/31/2005	12/31/2005		Entries	9/30/2005
REVENUES
Sales	$-	$218,138			$218,138
Cost of sales		(26,398)			(26,398)
Gross profit	-	191,740			191,740

EXPENSES
Selling, general and administrative	364,637	565,116			929,753
Depreciation		68,494			68,494
Total expense	364,637	633,610			998,247

Loss from operations	(364,637)	(441,870)			(806,507)

OTHER INCOME AND EXPENSES
Gain on forgiveness of debt		9,526	(1)	(9,526)	-
Gain on sale of assets		59,400			59,400
Gain on settlement with vendors		-		-	-
Interest income					-
Vendor reimbursement for equipment					-
Other income		-			-
Loan cost expense		-		-	-
Interest expense	-	(40,897)	(1)	40,897	-
Total other income and expenses	-	28,030		31,370	59,400

NET LOSS	($364,637)	($413,841)		$31,370	($747,107)

(1) To eliminate expenses related to assets and liabilites of XSVoice not acquired as part of the January 6, 2006 Asset Purchase Agreement.

UPSNAP, INC.

8,190,062 shares of common stock

PROSPECTUS

March   , 2006

Dealer Prospectus delivery obligation

----------------------------------------------

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Nevada law. Accordingly, no director or officer will have any personal liability to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this exclusion does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

However, insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of ours in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee and the NASD fee, are estimates. We will pay all these expenses.

	Amount to be Paid
SEC Registration Fee		$2,191
Printing Fees and Expenses		1,200
Legal Fees and Expenses
Accounting Fees and Expenses
Miscellaneous		5,000
Total	$

Item 26. Recent Sales of Unregistered Securities

On November 15, 2005, we issued 11,730,000 shares of our common stock to the former stockholders of UpSNAP USA. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In September and October of 2005, we completed a private placement in which we sold 2,384,668 shares of our common stock at a price of $0.90 per share for aggregate gross proceeds of $2,146,200 and issued series A warrants to purchase up to an additional 2,384,668 shares of our common stock at an exercise price of $1.50 per share. The shares and warrants were offered and sold to investors in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 thereunder. Each of the investors qualified as an accredited investor as defined by Rule 501 under the Securities Act.

On October 31, 2005, we entered into a Debt Conversion Agreement with four holders of our notes having an aggregate principal amount plus accrued interest of $145,363. Under the Debt Conversion Agreement, we converted all of these notes and any accrued interest into our common stock at a rate of $0.50 per share. An aggregated 290,726 shares of our common stock were delivered to the holders of the notes. The shares were offered and sold in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In October 2005, we issued 1,500,000 series B warrants to purchase an equal number of shares of our common stock to Sundar Communications in consideration of investor relations services provided by Sundar Communications. We also issued 700,000 series B warrants to ExecutivesCorner LLC giving them the right to purchase an equal number of shares in consideration of investor relations services provided by ExecutivesCorner LLC. These warrants have an exercise price of $1.10 and expire in five years. The warrants were offered and sold in reliance upon an exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In November 2005, we issued 370,000 shares of our common stock and 560,000 warrants to Viant Capital LLC, a registered broker-dealer, in consideration for services provided to us. These warrants have an exercise price of $0.90 and expire in five year. The warrants were offered and sold to Viant Capital LLC in reliance upon the exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. Viant Capital LLC qualifies as an accredited investor as defined by Rule 501 under the Securities Act.

In January 6, 2006, we issued 2,258,470 shares of our common stock to XSVoice, Inc. in connection with our acquisition of substantially all of its assets. The issuance of our shares to XSVoice was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 27. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description

2.1
Share Exchange Agreement, dated November 15, 2005, by and among UpSNAP, Inc. and the former stockholder of UpSNAP USA (incorporated by reference to Exhibit 2.1 in our current report on Form 8-k filed on November 16, 2005)

3.1.1
Articles of Incorporation as filed with the Secretary of State of the State of Nevada on July 25, 2003 (incorporated by reference to Exhibit 3.1 in our Registration Statement on Form SB-2 filed on September 18, 2003)

3.1.2	Certificate of Amendment filed on November 7, 2005 (incorporated by reference to Exhibit 3.1 in our current report on Form 8-K filed on November 16, 2005)

3.2	Bylaws adopted on July 25, 2003 (incorporated by reference to Exhibit 3.2 in our Registration Statement on Form SB-2 filed on September 18, 2003)

5	Opinion of Thelen Reid & Priest LLP as to the legality of the shares

10.1	Form of Subscription Agreement for September 2005 Private Placement (incorporated by reference to Exhibit 10.1 in our quarterly report for the fiscal period ended September 2005)

10.2	Form of Registration Rights Agreement for September 2005 Private Placement (incorporated by reference to Exhibit 10.2 in our quarterly report for the fiscal period ended September 2005)

10.3
Debt Conversion Agreement, dated October 31, 2005, among UpSNAP, Inc., 518464 B.C. Ltd., Art Map Communications, inc., Jason Sundar, and Yvonne New. (incorporated by reference to Exhibit 10.3 in our quarterly report for the fiscal period ended September 2005)

10.4	Form of Series A Warrant (incorporated by reference to Exhibit 10.4 in our quarterly report for the fiscal period ended September 2005)

10.5	Form of Series B Warrant (incorporated by reference to Exhibit 10.5 in our quarterly report for the fiscal period ended September 2005)

10.6
Directors and Officers Insurance Policy, dated October 18, 2005 (incorporated by reference to Exhibit 10.6 in our transitional annual report for the fiscal period from March 31, 2005 to September 30, 2005)

10.7
Assignment of Patent Application, dated June 1, 2005, by and between UpSNAP USA, Inc. and Alto Ventures, Inc. (incorporated by reference to Exhibit 10.7 in our transitional annual report for the fiscal period from March 31, 2005 to September 30, 2005)

10.8	Asset Purchase Agreement, dated January 6, 2006, by and between UpSNAP, Inc. and XSVoice, Inc. (incorporated by reference to Exhibit 10.1 in our current report on Form 8-K filed on January 12, 2006)

14	Code of ethics (incorporated by reference to Exhibit 14 in our transitional annual report for the fiscal period from March 31, 2005 to September 30, 2005)

21	List of subsidiaries of the registrant

23.1	Consent of Beckstead & Watts, LLP

23.2	Consent of Moen & Company

23.3	Consent of Bedinger & Company

23.4	Consent of Thelen Reid & Priest LLP, included in exhibit 5

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(c) Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Davidson, North Carolina, on the 31st day of March 2006.

UpSNAP, Inc.
By:	/s/ Tony Philipp
Tony Philipp Chief Executive Officer

UpSNAP, Inc.
By:	/s/ Paul Schmidt
Paul Schmidt Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.

By:	/s/ Tony Philipp
Tony Philipp Chief Executive Officer, President and Director (Principal Executive Officer)

By:	/s/ Paul Schmidt
Paul Schmidt Chief Financial Officer (Principal Accounting and Financial Officer)

By:	/s/ Richard Jones
Richard Jones Vice President of Content and Director

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Thelen Reid & Priest LLP as to the legality of the shares

21	List of subsidiaries of the registrant

23.1	Consent of Beckstead & Watts, LLP

23.2	Consent of Moen & Company

23.3	Consent of Bedinger & Company

23.4	Consent of Thelen Reid & Priest LLP, included in exhibit 5